Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   ☒              Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

INSEEGO CORP.

(Name of Registrant as Specified in Its Charter)

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2023 PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 5, 2023

August 4, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Inseego Corp., a Delaware corporation (the “Company”). The Annual Meeting will be held on September 5, 2023, at 8:00 a.m. Pacific Time, at the Company’s corporate offices located at 9710 Scranton Road, Suite 200, San Diego, California 92121.

Details of the business to be conducted at the annual meeting are included in the attached Notice of the 2023 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the meeting, please vote online, by telephone or, if you requested printed copies of these materials, by signing and returning your proxy card. If you hold your shares through an account with a broker, dealer, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We hope that you will be able to attend the Annual Meeting.

Sincerely,

Ashish Sharma
Chief Executive Officer & President

9710 Scranton Road, Suite 200 San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	September 5, 2023

Time	8:00 a.m., Pacific Time

Location	Inseego Corp. 9710 Scranton Road, Suite 200 San Diego, California 92121

Items of Business	(1)	Elect two directors to serve until the 2026 annual meeting of stockholders;
	(2)	Ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
	(3)	Hold an advisory vote to approve the compensation of our named executive officers, as presented in the proxy statement accompanying this notice;
	(4)	Hold an advisory vote on the frequency of the advisory vote on executive compensation;
	(5)	Authorize the Company’s board of directors to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of all of the Company’s outstanding shares of common stock, par value $0.0001 per share, by a ratio in the range of 1-for 5 to 1-for-10;
	(6)	Authorize the Company’s board of directors to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 300,000,000 shares;
	(7)	Approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the Proposals; and
	(8)	Transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

Record Date	Close of business on July 24, 2023

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 5, 2023: The Notice of Annual Meeting of Stockholders, Proxy Statement and the Company’s 2022 Annual Report are available at www.inseego.com/proxymaterials.

By Order of the Board of Directors,

Kurt E. Scheuerman
Corporate Secretary

August 4, 2023

San Diego, California

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

2023 Annual Meeting of Stockholders

Time and Date	8:00 a.m., Pacific Time on September 5, 2023

Location	Inseego Corp., 9710 Scranton Road, Suite 200, San Diego, California 92121

Record Date	Close of business on July 24, 2023

Voting	Stockholders of record as of the Record Date are entitled to one vote per share on each matter to be voted upon at the Annual Meeting.

Entry

Everyone attending the Annual Meeting will be required to present both proof of ownership of the Company’s common stock and valid picture identification, such as a driver’s license or passport. If your shares are held through an account with a broker, dealer, bank or other nominee, you will need a recent brokerage account statement or letter from your broker, dealer, bank or other nominee reflecting stock ownership as of the Record Date. If you do not have both proof of ownership of the Company’s common stock and valid picture identification, you may not be admitted to the Annual Meeting. If you need directions to the Annual Meeting so that you may attend or vote in person, please contact Inseego Corp., 9710 Scranton Road, Suite 200, San Diego, California 92121, Attention: Secretary, or contact the Company’s Secretary by telephone at (858) 812-3400.

Voting Matters and Board Recommendations

The Board of Directors of the Company (the “Board”) is not aware of any matter that will be presented for a vote at the Annual Meeting other than those shown below.

	Proposal	Board Recommendation
1	Election of Directors	FOR each nominee
2	Ratification of the Appointment of Marcum LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023	FOR
3	Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR
4	Hold an advisory vote on the frequency of the advisory vote on executive compensation	ONE YEAR
5	Authorize the Board to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), by a ratio in the range of one-for-five to one-for-ten;	FOR
6	Authorize the Company’s board of directors to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 300,000,000 shares; and	FOR
7	Approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the other Proposals.	FOR

Voting Methods

If you are a holder of record on the Record Date, you can vote your shares:

:	By Internet. By logging onto the secure website included on the proxy card or voting instruction form and following the instructions provided.	(	By Telephone. By calling the telephone number listed on the proxy card or voting instruction form and following the instructions provided by the recorded message.

+	By Mail. If you requested printed copies of these materials, by completing, signing, dating and promptly returning the proxy card in the postage-paid return envelope provided with the proxy materials for receipt prior to the Annual Meeting.	I

At the Meeting. By voting in person at the Annual Meeting (if you satisfy the admission requirements, as described above). Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT	1
PROPOSAL 1: ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE	10
INFORMATION REGARDING THE BOARD AND ITS COMMITTEES	14
INFORMATION REGARDING OUR EXECUTIVE OFFICERS	20
COMPENSATION OF NAMED EXECUTIVE OFFICERS	21
TRANSACTIONS WITH RELATED PERSONS	41
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	43
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45
PROPOSAL 3: Advisory Vote to Approve the Compensation of our Named Executive Officers	46
PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION	47
PROPOSAL 5: APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT	48
PROPOSAL 6:AUTHORIZE THE BOARD TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 SHARES TO 300,000,000 SHARES	58
PROPOSAL 7: APPROVE AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF ANY OF PROPOSALS 1 TO 6	60
REPORT OF THE AUDIT COMMITTEE	61
STOCKHOLDER PROPOSALS	62
DELINQUENT SECTION 16(A) REPORTS	62
ANNUAL REPORT ON FORM 10-K	62
MISCELLANEOUS AND OTHER MATTERS	62

INSEEGO CORP.

9710 Scranton Road, Suite 200

San Diego, California 92121

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

What is the purpose of this proxy statement?

This proxy statement (the “Proxy Statement”) is being furnished to you on behalf of the Board to solicit your proxy to vote at the Company’s Annual Meeting of Stockholders to be held on September 5, 2023, at 8:00 a.m., Pacific Time, at the Company’s corporate offices located at 9710 Scranton Road, Suite 200, San Diego, California 92121.

Who is entitled to vote at the Annual Meeting?

Holders of record of our common stock as of the close of business on July 24, 2023 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting. If your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, at the close of business on the Record Date, then you are a holder of record and are entitled to notice of, and to vote at, the Annual Meeting. If your shares were not directly held in your name, but were held through an account with a broker, dealer, bank or other nominee at the close of business on the Record Date, then your shares are held in “street name” and the organization holding your account is considered the holder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct your broker, dealer, bank or other nominee on how to vote your shares and are invited to attend the Annual Meeting. However, since you are not the holder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, dealer, bank or other nominee.

How many votes do I have?

Each holder of record as of the Record Date is entitled to one vote for each share of common stock held by such holder on the Record Date.

What will constitute a quorum at the Annual Meeting?

Holders of a majority of the shares of our outstanding common stock entitled to vote at the Annual Meeting must be present at the Annual Meeting, in person or by proxy, to constitute a quorum, which is necessary to conduct the Annual Meeting. Your shares will be counted toward the quorum if you submit a properly executed proxy or are present and vote at the Annual Meeting. In addition, votes withheld from the director nominees, abstentions and broker non-votes will be treated as present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a broker, dealer, bank or other nominee holding shares for a beneficial owner submits a proxy for a meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. If there is no quorum, then either the chairman of the meeting or the holders of a majority in voting power of the shares of common stock that are entitled to vote at the meeting, present in person or by proxy, may adjourn the meeting until a quorum is present or represented.

1

What matters will be considered at the Annual Meeting and what are the Board’s recommendations on how I should vote my shares?

Below are the matters to be voted upon and the Board’s recommendations:

	Proposal	Board Recommendation
1	Election of two Directors	FOR each nominee
2	Ratification of the Appointment of Marcum LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023	FOR
3	Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR
4	Hold an advisory vote on the frequency of the advisory vote on executive compensation	ONE YEAR
5	Authorize the Board to amend the Certificate of Incorporation to effect a reverse stock split of all of the Company’s outstanding shares of Common Stock by a ratio in the range of one-for-five to one-for-ten;	FOR
6	Authorize the Company’s board of directors to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 300,000,000 shares; and	FOR
7	Approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the other Proposals.	FOR

How do I cast my vote?

If you are a holder of record on the Record Date, you can vote your shares:

I	At the Meeting. By voting in person at the Annual Meeting (if you satisfy the admission requirements, as described above). Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

(	By Telephone. By calling the telephone number listed on the proxy card or voting instruction form and following the instructions provided by the recorded message.

:	By Internet. By logging onto the secure website listed on the proxy card or voting instruction form and following the instructions provided.

+	By Mail. If you requested printed copies of these materials, by completing, signing, dating and promptly returning the proxy card in the postage-paid return envelope provided with the proxy materials for receipt prior to the Annual Meeting.

If you submit a valid proxy to us before the Annual Meeting, we will vote your shares as you direct (unless your proxy is subsequently revoked in the manner described below).

If your shares are held in “street name,” your broker, dealer, bank or other nominee will provide you with instructions on how to vote your shares. To be sure your shares are voted in the manner you desire, you should instruct your broker, dealer, bank or other nominee on how to vote your shares.

2

Instructing your broker, dealer, bank or other nominee how to vote your shares is important due to the stock exchange rule that prohibits your broker, dealer, bank or other nominee from voting your shares with respect to certain proposals without your express voting instructions.

If you hold your shares in “street name” and wish to attend the Annual Meeting and vote your shares in person, you must obtain a valid proxy from your broker, dealer, bank or other nominee.

Can I revoke my proxy?

Yes. However, your presence at the Annual Meeting will not automatically revoke your proxy. If you are a registered holder, you may change or revoke your proxy at any time before a vote is taken at the Annual Meeting by giving notice to the Company’s Secretary in writing during the Annual Meeting or in advance of the Annual Meeting by executing and forwarding to the Company’s Secretary a later-dated proxy or by voting a later proxy over the telephone or the Internet. If your shares are held in “street name,” you should check with the broker, dealer, bank or other nominee that holds your shares to determine how to change or revoke your vote.

What if I return a signed proxy card but do not provide voting instructions?

All properly submitted proxies, unless revoked in the manner described above, will be voted at the Annual Meeting in accordance with your instructions on the proxy. If a properly executed proxy gives no specific voting instructions, the shares of common stock represented by such proxy will be voted in accordance with the recommendation of the Board as follows:

	Proposal	Board Recommendation
1	Election of two Directors	FOR each nominee
2	Ratification of the Appointment of Marcum LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023	FOR
3	Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR
4	Hold an advisory vote on the frequency of the advisory vote on executive compensation	ONE YEAR
5	Authorize the Board to amend the Certificate of Incorporation to effect a reverse stock split of all of the Company’s outstanding shares of Common Stock by a ratio in the range of one-for-five to one-for-ten;	FOR
6	Authorize the Company’s board of directors to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 300,000,000 shares; and	FOR
7	Approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the other Proposals; and	FOR
8	Any other matter that is properly presented at the Annual Meeting.	At the discretion of the proxy holders

3

How many votes are required to approve each proposal?

Proposal 1. Assuming that a quorum is present, each director will be elected by a plurality of the votes cast by holders of shares of our outstanding common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. This means that nominees with the most “FOR” votes will be elected. Shares subject to a “WITHHOLD” vote will have no effect on the election’s outcome, because the candidates who receive the highest number of “FOR” votes are elected, and when candidates run unopposed, they only need a single “FOR” vote to be elected. However, under our Corporate Governance Guidelines, in an uncontested election, the Board will nominate for election or re-election as a director only candidates who agree to tender, prior to being nominated, irrevocable resignations that will be effective if such director nominee receives more “WITHHOLD” votes than “FOR” votes at the Annual Meeting. If a director nominee receives more “WITHHOLD” votes than “FOR” votes at the Annual Meeting, the remaining Board members will determine whether to accept the resignation. See Corporate Governance — Plurality Plus Voting for Directors; Director Resignation Policy below. Broker non-votes will have no effect on Proposal 1.

Proposal 2. Assuming that a quorum is present, the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 will require the affirmative vote of the holders of a majority of the shares of our outstanding common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against Proposal 2. Proposal 2 is considered a routine matter under applicable rules. A broker, dealer, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal 2.

Proposal 3. Assuming that a quorum is present, the advisory vote to approve the compensation of our named executive officers, as presented in this Proxy Statement, will require the affirmative vote of the holders of a majority of the shares of our outstanding common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against Proposal 3. Broker non-votes will have no effect on Proposal 3.

Proposal 4. Assuming that a quorum is present, the frequency of the advisory vote on executive compensation will be determined by a plurality of the votes cast by holders of shares of our outstanding common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. This means that the frequency with the most votes will be selected. The proxy holders will vote all proxies received for ONE YEAR unless instructed otherwise. Abstentions and broker non-votes will have no effect on Proposal 4.

Proposal 5. Assuming that a quorum is present, the vote to authorize the Board to amend the Certificate of Incorporation to effect a reverse stock split of all of the Company’s outstanding shares of Common Stock by a ratio in the range of one-for-five to one-for-ten will require the affirmative vote of the holders of a majority of the shares of our outstanding common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against Proposal 5. Broker non-votes will have no effect on Proposal 5.

Proposal 6. Assuming that a quorum is present, the vote to authorize the Board to amend the Certificate of Incorporation to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 300,000,000 shares; and will require the affirmative vote of the holders of a majority of the shares of our outstanding common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against Proposal 6. Broker non-votes will have no effect on Proposal 6.

Proposal 7. Assuming that a quorum is present, approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the Proposals will require the affirmative vote of the holders of a majority of the shares of our outstanding common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against Proposal 6. Broker non-votes will have no effect on Proposal 7.

4

What happens when multiple stockholders share an address?

A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single copy of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the proxy materials, please notify your broker and direct a written request to Inseego Corp., 9710 Scranton Road, Suite 200, San Diego, California 92121, Attention: Secretary, or contact the Company’s Secretary by telephone at (858) 812-3400. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of future communications should contact their broker. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.

What does it mean if I received more than one proxy card?

If you requested printed copies of these materials and you received more than one proxy card, your shares are likely registered in more than one name or are held in more than one account. Please complete, sign, date and promptly return each proxy card to ensure that all of your shares are voted.

Where else are the proxy materials available?

Our Notice of Annual Meeting of Stockholders, this Proxy Statement, the 2022 Annual Report and related materials are available for your review at www.inseego.com/proxymaterials.

Who will bear the costs of soliciting votes for the Annual Meeting?

Our Board is soliciting the accompanying proxy, and the Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies virtually or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a current report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting. If our final voting results are not available within four business days after the Annual Meeting, we will file a current report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the current report on Form 8-K within four business days after the final voting results are known to us.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 5, 2023

The Notice of Annual Meeting of Stockholders, this Proxy Statement and the 2022 Annual Report are available at www.inseego.com/proxymaterials.

5

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of their election and qualification until the third annual meeting of stockholders following such election. There are currently five directors serving on the Board and two directors whose terms of office are scheduled to expire at the upcoming Annual Meeting.

The Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”) has recommended that James Avery and Jeffrey Tuder each be elected to serve a three-year term expiring at the 2026 annual meeting of stockholders. Mr. Avery is an incumbent director and was initially designated for appointment by Golden Harbor Ltd., a security holder, pursuant to the terms of the Securities Purchase Agreement, dated August 6, 2018, by and among the Company, Golden Harbor Ltd. and North Sound Trading, L.P. Mr. Tuder is an incumbent director. No arrangement or understanding exists between Mr. Tuder and any other person, pursuant to which he was selected as a director nominee.

Assuming that a quorum is present, directors are elected by a plurality of the votes cast by holders of shares of our outstanding common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. In accordance with our Corporate Governance Guidelines, director nominees agree to tender an irrevocable resignation that will be effective only if such director nominee receives more “WITHHOLD” votes than “FOR” votes at the Annual Meeting. If a director nominee receives more “WITHHOLD” votes than “FOR” votes at the Annual Meeting, the remaining Board members will determine whether to accept the resignation. Broker non-votes will have no effect on this proposal. Proxies cannot be voted for a greater number of persons than two, the number of nominees named above.

This section contains information about the director nominees and the directors whose terms of office continue after the Annual Meeting.

6

Nominees to be Elected for a Term Expiring at the 2026 Annual Meeting of Stockholders

James B. Avery	Director since August 2018

Mr. Avery, age 59, was appointed to the Board in August 2018 pursuant to the terms of that certain Securities Purchase Agreement, dated August 6, 2018, by and among the Company, North Sound Trading, L.P. and Golden Harbor Ltd. Mr. Avery joined Tavistock Group in July 2014 and is currently a Senior Managing Director. From 2003 to June 2014, Mr. Avery was a Managing Director and Co-Founder of GCA Savvian, a boutique investment bank, in addition to holding the position of Representative Director for GCA Corporation, GCA Savvian’s parent company publicly traded on the Tokyo Stock Exchange. Prior to GCA Savvian, Mr. Avery spent 10 years at Morgan Stanley, working in the New York and Silicon Valley offices where he advised clients across a number of industries on strategy, merger & acquisitions and capital market transactions. Mr. Avery has also held roles at Edward M. Greenberg Associates, Burson-Marsteller, Westdeutsche Landesbank, and Republic National Bank of New York. Mr. Avery is currently a member of the board of directors of FrontWell Capital Partners. Mr. Avery received his Bachelor of Science in Finance from Miami University. Mr. Avery’s management background and expertise in strategic corporate matters and capital markets provide a valuable background for him to serve as a member of our Board, as Chairman of our Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), and as a member of the Compensation Committee of the Board (the “Compensation Committee”) and the Audit Committee of the Board (the “Audit Committee”). Mr. Avery’s term as a director will expire at the 2023 annual meeting of stockholders of the Company.

Jeffrey Tuder	Director since June 2017

Mr. Tuder, age 50, was appointed to the Board in June 2017. Mr. Tuder is the Founder and Managing Member of Tremson Capital Management, LLC since April 2015. Mr. Tuder is also Chief Executive Officer of Concord Acquisition Corp. Prior to founding Tremson, he held investment roles at KSA Capital Management, LLC and at JHL Capital Group, LLC. Previously, Mr. Tuder was a Managing Director of CapitalSource Finance, LLC, and was a member of the private equity investment team at Fortress Investment Group, LLC . Mr. Tuder began his career in various investment capacities at Nassau Capital and ABS Capital Partners. Mr. Tuder currently serves on the board of directors of SeaChange International Inc. (NASDAQ: SEAC) and Unico American. (NASDAQ: UNAM). Mr. Tuder previously served on the board of directors of MRV Communications, Inc., Seachange International, Unico American, and NamTai Property. Mr. Tuder also has served as a director of a number of privately held companies. Mr. Tuder received a Bachelor of Arts degree from Yale College. Mr. Tuder’s private equity and hedge fund investment experience, his expertise in evaluating both public and private investment opportunities across numerous industries, and his ability to think creatively in considering ways to maximize long-term shareholder value provide a valuable background for him to serve as Chair of our Board, as Chair of our Audit Committee, Chair of the Compensation Committee, and as a member of the Nominating and Corporate Governance Committee. Mr. Tuder’s term as a director will expire at the 2023 annual meeting of stockholders of the Company.

7

Directors with Terms Expiring at the 2024 Annual Meeting of Stockholders

Christopher Harland	Director since October 2019

Mr. Harland, age 65, was appointed to the Board in October 2019. Mr. Harland is a Partner in the Strategic Advisory Group at PJT Partners, based in New York. Prior to joining PJT Partners, Mr. Harland spent 32 years at Morgan Stanley. From 2008 to March 2015, Mr. Harland served as Chairman and Regional Head of Morgan Stanley Latin America and was also a member of the Management Committee and International Operating Committee. Under his leadership, Morgan Stanley significantly expanded the scope of its operations in Brazil and Mexico and opened new offices in Peru, Colombia and Chile. Before assuming responsibility for Latin America, Mr. Harland was Global Head of the Media and Communications Investment Banking Group from 1996 to 2007. In this capacity he advised many leading media and communications companies on a variety of acquisitions, divestitures and corporate financings. He is a trustee of the New York Studio School, a director of Round Hill Developments and a member of the Council on Foreign Relations. Mr. Harland graduated magna cum laude from Harvard College, attended Oxford University and received a Master of Business Administration from Harvard Business School where he was a George F. Baker Scholar. Mr. Harland’s experience with international expansion and expertise in capital markets provide a valuable background for him to serve as a member of our Board, and as a member of the Audit Committee. Mr. Harland’s term as a director will expire at the 2024 annual meeting of stockholders of the Company.

Christopher Lytle	Director since October 2020

Mr. Lytle, age 54, was appointed to the Board in October 2020. Mr. Lytle has been president of Longfellow Capital, a private investment firm, since January 2009. He served in a consulting capacity as the Company’s Head of Government Affairs from April 2020 to October 2020 and has been providing strategic consulting services to the Company since 2018. Mr. Lytle previously served as the Company’s Chief Strategy Officer and Executive Vice President of Enterprise SaaS Solutions from August 2017 to October 2018. Prior to joining the Company, Mr. Lytle was President of Cavulus, a privately-held SaaS-based technology provider in the healthcare industry. Before joining Cavulus, Mr. Lytle was a Managing Director at Morgan Stanley from July 2006 to December 2008 and previously was Lead Portfolio Manager of RCL Capital, a hedge fund focused on small and mid-cap telecom and wireless technology businesses from July 2006 to December 2008. He also recently became Chairman of Prolifiq, a leading cloud-native provider of sales- enablement applications to Salesforce customers. Mr. Lytle holds a Bachelor of Arts degree in Economics from Lafayette College. Mr. Lytle’s knowledge of the Company and experience with enterprise SaaS software solutions provide valuable background for him to serve as a member of our Board. Mr. Lytle’s term as a director will expire at the 2024 annual meeting of stockholders of the Company.

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Director with Term Expiring at the 2025 Annual Meeting of Stockholders

Stephanie Bowers	Director since June 2021

Ms. Bowers, age 44, was appointed to the Board in June 2021. Ms. Bowers has two decades of U.S. government experience at the White House and with the U.S. Department of State. Ms. Bowers led the U.S. Embassy in The Bahamas as Chargé d’Affaires from 2018 to 2020. Prior to that, Ms. Bowers held senior positions in both Democratic and Republican administrations, including serving as chief of staff for the Western Hemisphere at the State Department from 2016 to 2018, as Deputy Director of Central America Affairs at the State Department from 2015 to 2016 and as a National Security Council Director at the White House from 2013 to 2014. Her previous foreign service experience includes acting as an Economic Officer in South Africa and Spain and overseeing some of the U.S. government’s largest foreign assistance initiatives and budgets, including in the Middle East and throughout the Americas and the Caribbean.

Ms. Bowers received bachelor degrees in International Affairs and French Language and Literature from The George Washington University. She received a Master of Science degree in National Security Strategy from the National War College, where she was named Distinguished Graduate. Ms. Bowers’ substantial experience in international relations and government affairs provide valuable perspective and expertise as a member of our Board. Ms. Bowers’ term as a director will expire at the 2025 annual meeting of stockholders of the Company.

In the vote on the election of each director nominee, stockholders may:

•	Vote FOR the nominee; or
•	WITHHOLD authority to vote for the nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE-NAMED DIRECTOR NOMINEES.

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CORPORATE GOVERNANCE

Director Independence

Under the NASDAQ listing requirements, a majority of the members of our Board must be independent. The Board has determined that Ms. Bowers and Messrs. Avery, Harland and Tuder, are each “independent” of the Company and management within the meaning of the NASDAQ listing requirements. Mr. Lytle is not “independent” under the NASDAQ listing requirements because he is a former employee of and consultant to the Company.

Director Nominations

Qualifications. The Nominating and Corporate Governance Committee considers several factors in its evaluation of director candidates, including the members of the Board eligible for re-election. These factors include relevant business experience, expertise, character, judgment, length of potential service, diversity, independence, other commitments and the current needs of the Board and its committees. In the case of incumbent directors, the Nominating and Corporate Governance Committee also considers a director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation and quality of performance.

While the Nominating and Corporate Governance Committee has not established specific criteria related to a director candidate’s education, experience level or skills, it expects qualified candidates will have appropriate experience and a proven record of business success and leadership.

Diversity. The Nominating and Corporate Governance Committee believes the Board should be comprised of a diverse group of individuals with significant and relevant senior management and leadership experience, an understanding of technology relevant to the Company and its business, a long-term and strategic perspective and the ability to advance constructive debate and a global perspective. The Nominating and Corporate Governance Committee believes in seeking nominees who contribute to the diversity of the Board, considered from a number of aspects, including but not limited to gender, age, race, ethnicity, nationality, cultural background, education, professional experience, skills, and industry knowledge.

Our Corporate Governance Guidelines provide that in any formal search for Board candidates, the Nominating and Corporate Governance Committee should request that any search firm that it engages include qualified candidates that would contribute to the diversity of the Board (taking into account the current composition of the Board) in the initial pool from which the committee selects director candidates.

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix

	As of July 15, 2023		As of August 1, 2022
	Female	Male	Female	Male
Total Number of Directors	5		5
Directors	1	4	1	4
Demographic Information
White	1	4	1	4

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Retirement Policy. The Nominating and Corporate Governance Committee has adopted a retirement policy that provides that a non-management director will not be nominated for a term that would begin after such director’s 72nd birthday. The policy enables the Board to approve the nomination of a non-management director after the age of 72 if, due to special or unique circumstances, it is in the best interest of the Company and its stockholders that such director continue to be nominated for re-election to the Board.

Stockholder Recommendations and Nominations. The Nominating and Corporate Governance Committee considers recommendations of potential director candidates from stockholders based on the same criteria as a candidate identified by an individual director or the Nominating and Corporate Governance Committee.

In order to nominate a person for election at our next annual meeting of stockholders, a stockholder must provide timely notice in proper form and delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the 120th day nor later than the close of business on the 90th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, the recommendation must be delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting of stockholders and not later than the close of business on the 90th day prior to such annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting of stockholders was first made. A stockholder’s notice recommending a candidate must include the following:

•	As to each Nominating Person (as defined below):

(i)	the name and address of such Nominating Person (including, if applicable, the name and address that appear on the Company’s books and records); and

(ii)	the class or series and number of shares of the Company’s common stock that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”)) by such Nominating Person;

•	As to each Nominating Person, any Disclosable Interests (as defined in Section 5(c)(ii) of the Amended and Restated Bylaws of the Company (the “Bylaws”));

•	As to each Nominating Person:

(i)	a representation that the Nominating Person is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the recommendation; and

(ii)	a representation as to whether the Nominating Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the recommendation and/or (2) otherwise to solicit proxies or votes from stockholders in support of the recommendation; and

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•	As to each person whom a Nominating Person proposes to nominate for election as a director:

(i)	all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(ii)	a description of all direct and indirect compensation and other material agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective associates or any other participants in such solicitation, and any other persons with whom such proposed nominee (or any of his or her respective associates or other participants in such solicitation) is Acting in Concert (as defined in Section 5(c) of the Bylaws), on the other hand; and

(iii)	a completed and signed questionnaire, representation, and agreement as provided in Section 6(h) of the Bylaws.

For purposes of this Proxy Statement, the term “Nominating Person” shall mean:

(i)	the stockholder providing the notice of the nomination proposed to be made at the meeting;

(ii)	the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made;

(iii)	any participant with such stockholder or beneficial owner in such solicitation or associate of such stockholder or beneficial owner; and

(iv)	any other person with whom such stockholder or such beneficial owner (or any of their respective associates or other participants in such solicitation) is Acting in Concert (as defined in Section 5(c) of the Bylaws).

The Nominating Person’s notice must be signed and delivered to the following address:

Inseego Corp.

c/o Secretary

9710 Scranton Road, Suite 200

San Diego, California 92121

Plurality Plus Voting for Directors; Director Resignation Policy

Our Corporate Governance Guidelines contain a “plurality plus” voting standard for the election of directors. Pursuant to our Bylaws, directors are elected by a plurality of the votes cast at a meeting of stockholders. However, the “plurality plus” voting standard provides that, in an uncontested election (that is, an election where the number of persons properly nominated to serve as directors does not exceed the number of directors to be elected), the Board will nominate for election or re-election as a director only candidates who agree to tender, prior to being nominated, irrevocable resignations that will be effective if (i) the candidate receives more “WITHHOLD” votes than “FOR” votes at an annual meeting at which they are elected, and (ii) the Board accepts the resignation.

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If a director receives more “WITHHOLD” votes than “FOR” votes at an annual meeting at which he or she is elected, the Nominating and Corporate Governance Committee will act on an expedited basis to consider whether the Board should accept or reject such director’s resignation and will submit a recommendation to the Board for prompt consideration by the Board. The Nominating and Corporate Governance Committee will consider all factors deemed relevant by the members of such committee when considering whether the Board should accept or reject such director’s resignation. The Board then is required to act on the committee’s recommendation no later than ninety (90) days after certification of stockholder vote for the election, provided that the period may be extended by an additional ninety (90) days if the Board determines that such an extension is in the best interest of the Company and its stockholders. A director whose resignation is under consideration is expected to abstain from any decisions by either the Nominating and Corporate Governance Committee or the Board regarding such director’s resignation.

Following the Board’s decision, we will promptly disclose the Board’s decision to accept or reject the resignation by filing a Current Report on Form 8-K, including a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics that is applicable to all of our directors, officers and employees. The purpose of the Code of Conduct and Ethics is to, among other things, focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report concerns regarding possible unethical or unlawful conduct and to help enhance and formalize our culture of integrity, respect and accountability. We distribute copies of the Code of Conduct and Ethics to, and conduct periodic training sessions regarding its content for, our newly elected directors and newly hired officers and employees. We will post information regarding any amendment to, or waiver from, our Code of Conduct and Ethics on our website as required by applicable law. A copy of our Code of Conduct and Ethics is available on our website at investor.inseego.com under “Corporate Governance”.

Anti-hedging and Pledging Policy

The Company’s Insider Trading Policy prohibits any pledging or hedging activities in the Company’s stock by the Company’s executive officers, members of the Board and certain other Company employees. The prohibited activities include any pledge of Company stock as well as transactions such as short sales, puts or calls.

Communications with the Board

Stockholders and other interested parties may communicate with the Board, the non-management directors or specific directors by mail addressed to:

Inseego Corp.

c/o Secretary

9710 Scranton Road, Suite 200

San Diego, California 92121

The communication should clearly indicate whether it is intended for the Board, the non-management directors or a specific director. Our Secretary will review all communications and will, on a periodic basis, forward all communications to the appropriate director or directors, other than those communications that are merely solicitations for products or services or that relate to matters that are clearly improper or irrelevant to the functioning of the Board.

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INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

The Board currently consists of five members. The Board is divided into three classes with each class serving a three-year term. The term of one class expires at each annual meeting of stockholders of the Company.

There are no family relationships among any of our directors and/or executive officers. There are currently no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors.

Board Meetings and Director Attendance

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all meetings of the Board and the committees on which he serves. In 2022, the Board met four times and each incumbent Board member attended at least 75% of the meetings of the Board and the committees on which he served during the period for which he was a director or committee member.

Annual Meeting of Stockholders

While we encourage our directors to attend our annual meetings of stockholders, we do not have a formal policy regarding their attendance. All of our then-current directors attended the 2022 annual meeting of stockholders.

Board Committees

The Board currently has three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. Each committee operates under a written charter adopted by the Board. All of the charters are publicly available on our website at investor.inseego.com under “Corporate Governance.” You may also obtain a copy of these charters by sending a written request to our Secretary at our principal executive offices.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board appoints committee members annually. The table below sets forth the current composition of our Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James B. Avery	✓	✓	☑
Stephanie Bowers			✓
Christopher Harland	✓
Jeffrey Tuder	☑	☑	✓

☑  Chair     ✓ Member

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Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements and internal control over financial reporting.

The functions and responsibilities of the Audit Committee include:

•	engaging our independent registered public accounting firm and conducting an annual review of the independence of that firm;

•	reviewing with management and the independent registered public accounting firm the scope and the planning of the annual audit;

•	reviewing the annual audited financial statements and quarterly unaudited financial statements with management and the independent registered public accounting firm;

•	reviewing the findings and recommendations of the independent registered public accounting firm and management’s response to the recommendations of that firm;

•	discussing with management and the independent registered public accounting firm, as appropriate, the Company’s policies with respect to financial risk assessment and financial risk management;

•	overseeing compliance with applicable legal and regulatory requirements, including ethical business standards;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	establishing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	preparing the Audit Committee Report to be included in our annual proxy statement;

•	monitoring ethical compliance, including review of related party transactions; and

•	periodically reviewing the adequacy of the Audit Committee charter.

In 2022, the Audit Committee met four times.

Our independent registered public accounting firm reports directly to the Audit Committee. Each member of the Audit Committee must have the ability to read and understand fundamental financial statements and at least one member must have past employment experience in finance or accounting, and the requisite professional certification in accounting or another comparable experience or background. The Board has determined that each member of the Audit Committee is “independent” as defined by the NASDAQ listing requirements and SEC rules. The Board has also determined that Mr. Tuder, the Chair of the Audit Committee, meets the requirements of an “audit committee financial expert” as defined by SEC rules.

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Compensation Committee

The Compensation Committee establishes, administers and oversees compliance with our policies, programs and procedures for compensating our executive officers and the Board.

The functions and responsibilities of the Compensation Committee include:

•	establishing and reviewing our general compensation policies and levels of compensation applicable to our executive officers and our non-management directors;

•	evaluating the performance of, and determining the compensation for, our executive officers, including our Chief Executive Officer;

•	reviewing regional and industry-wide compensation practices in order to assess the adequacy and competitiveness of our executive compensation programs;

•	administering our employee benefits plans, including approving awards of stock, restricted stock units (“RSUs”) and stock options to employees and other parties under our equity incentive compensation plans; and

•	periodically reviewing the adequacy of the Compensation Committee charter.

In 2022, the Compensation Committee met four times. The Board has determined that each member of the Compensation Committee is “independent” as defined by the NASDAQ listing requirements and SEC rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee considers, evaluates and nominates director candidates, including the members of the Board eligible for re-election and the recommendations of potential director candidates from stockholders.

The functions and responsibilities of the Nominating and Corporate Governance Committee include:

•	developing and recommending a set of corporate governance guidelines applicable to the Company;

•	identifying and evaluating candidates to serve on the Board, including determining whether incumbent directors should be nominated for re-election to the Board, and reviewing and evaluating director nominees submitted by stockholders;

•	reviewing possible conflicts of interest of prospective Board members;

•	recommending director nominees;

•	establishing procedures and guidelines for individuals to be considered to become directors;

•	recommending the appropriate size and composition of the Board and each of its committees;

•	overseeing periodic evaluations of the performance of the Board, the Board committees and the directors;

•	monitoring the continued legal compliance of our established principles and policies; and

•	periodically reviewing the adequacy of the Nominating and Corporate Governance Committee charter.

In 2022, the Nominating and Corporate Governance Committee met four times. The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined by the NASDAQ listing requirements.

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Board Leadership Structure

The Company’s policy as to whether the roles of Chair of the Board and Chief Executive Officer should be combined is based on the Company’s needs at any particular time. While Dan Mondor served as the Company’s Chief Executive Officer, the Company combined the positions of the Chair of the Board and Chief Executive Officer. When Mr. Mondor’s term as a director ended at the 2022 annual meeting of stockholders, the Board separated these two roles and appointed Jeffrey Tuder to the role of Chair of the Board as an independent director.

Advisory Board

In 2021, the Board established an Advisory Board to enhance the Company’s strategic development, acquire additional expertise of industry leaders, and enable former members of the Board or the Company’s management to continue to make significant contributions to the Company. One of our former directors, Brian Miller, currently serves as a member of the Advisory Board.

Board’s Role in Risk Oversight

The Board plays an active role in the Company’s risk oversight and is responsible for overseeing the processes established to report and monitor systems that mitigate material risks applicable to the Company. The Board delegates certain risk management responsibilities to the committees of the Board. The Audit Committee reviews and discusses with management the Company’s policies regarding risk assessment and risk management and the Company’s significant financial risk exposures and the actions that management has taken to limit, monitor or control those exposures. The Compensation Committee reviews the compensation of the Company’s executive officers at least annually and considers the design of compensation programs and arrangements and potential risks presented thereby. The Nominating and Corporate Governance Committee considers potential risks presented by corporate governance issues affecting the Company and makes recommendations to the Board as appropriate. Each of these committees regularly reports to the Board on matters that involve the specific areas of risk that each committee oversees. The Board also receives regular reports on the Company’s risk management from senior representatives of the Company’s independent registered public accounting firm.

Compensation Committee Interlocks and Insider Participation

Messrs. Avery and Tuder served on our Compensation Committee during 2022. None of the members of our Compensation Committee during 2022 has ever been one of our officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Director Compensation

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board. Upon the recommendation of the Compensation Committee, the Board makes all compensation decisions for our non-management directors. In recommending director compensation, the Compensation Committee considers, among other things, the amount of time required of directors to fulfill their duties. A director who is also an employee of the Company does not receive additional compensation for serving as a director.

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Cash Compensation. The Board has approved the following components of the annual cash retainer fee to our non-management directors for Board and Board committee service in 2022 (which amounts are prorated for directors who only served for a portion of the year):

	Chair		Member
Board of Directors	$80,000	(1)	$40,000
Audit Committee	$20,000		$10,000
Compensation Committee	$14,000		$6,000
Nominating and Corporate Governance Committee	$10,000		$5,000

__________________________

(1)	For independent directors only. If the Chair is also an employee or officer of the Company they will not receive retainers for service on the Board. Effective June 1, 2023, the Board has approved a temporary one-year increase in Mr. Tuder’s compensation to a monthly fee of $35,000 per month (in lieu of any other cash compensation) as compensation for various special projects the Chair will be engaged in at the request and direction of the Board, with a goal of achieving sustainable positive free cash flow, including but not limited to: (i) assisting management to identify and implement cost savings and operational efficiencies; (ii) overseeing initiatives to improve the Company’s balance sheet and optimize the Company’s capital structure; (iii) reviewing and assessing the Company’s strategy and consideration of strategic alternatives; and (iv) optimizing the Company’s management and organizational structure.

 Equity-Based Compensation. The Board approved the following components for equity compensation to be awarded to each non-management director of the Company for fiscal 2022.

•	An initial equity award upon joining the Board in the form of RSUs with an economic value of $145,000. The RSUs vest in three equal annual installments beginning with the first anniversary of the grant date.

•	Thereafter, an annual equity award in the form of RSUs with an economic value of $125,000 that vests in full on the first anniversary of the grant date.

Based on the foregoing policy, the Compensation Committee awarded non-management directors 49,801 RSUs in August 2022 as compensation for Board service from August 2022 until the 2023 annual meeting of stockholders. The non-management directors will be eligible for annual awards during 2023 as described above.

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Director Compensation Table. The table below summarizes the compensation paid to our non-management directors for service on the Board for the fiscal year ended December 31, 2022. In addition to the payments below, the Company reimburses directors for reasonable out-of-pocket expenses incurred in connection with attending Board and Board committee meetings.

Name	Fees Earned in Cash ($)	Stock Awards ($)(1)(2)		All Other Compensation ($)	Total ($)
James B. Avery(3)	66,000	$125,001		–	$191,001
Stephanie Bowers	45,000	$125,001		–	$170,001
Christopher Harland	50,000	$125,001		–	$175,001
Christopher Lytle	40,000	$225,001	(4)	–	$265,001
Jeffrey Tuder	85,466	$125,001		–	$210,467

_____________________

(1)	Represents the aggregate grant date fair value of the equity awards granted in 2022 as computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 9, Share-based Compensation, in the 2022 Annual Report.
(2)	The following table shows, for each of our non-management directors, the aggregate number of shares subject to stock options and unvested stock awards outstanding as of December 31, 2022.

Name	Stock Awards (#)	Option Awards (#)
James B. Avery (issued to Tavistock Financial LLC)	49,801	–
Stephanie Bowers	59,034	–
Christopher Harland	49,801	–
Christopher Lytle	55,096	–
Jeffrey Tuder	49,801	56,912

(3)	As required by the terms of his employment with Tavistock Financial, LLC, all cash director fees earned by Mr. Avery are paid to Tavistock Foundation, Inc., a non-profit incorporated and existing under the laws of the State of Florida, and all equity awards to which he would be entitled for service as a director of the Company are issued to Tavistock Financial LLC.
(4)	Includes both an annual grant made to Mr. Lytle and a supplemental special grant in recognition of extraordinary service.

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INFORMATION REGARDING OUR EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers:

Executive	Age	Title
Ashish Sharma	51	Chief Executive Officer & President
Robert Barbieri	68	Chief Financial Officer
Doug Kahn	64	Executive Vice President of Operations

Ashish Sharma has served as the Company’s Chief Executive Officer and President since March 2022. He previously served as the Company’s President from June 2021 to March 2022 and as President of IoT & Mobile Solutions from February 2020 to June 2021. Prior to that, he had served as the Company’s Executive Vice President IoT & Mobile Solutions since joining the Company in September 2017. Prior to joining the Company, Mr. Sharma was Chief Marketing Officer at Spectralink Corporation, a provider of enterprise grade mobile solutions, from December 2015 to September 2017. Prior to that, Mr. Sharma served as Senior Vice President and General Manager, Americas for Graymatics, Inc., a cognitive media processing company, from January 2015 to December 2015 and as Chief Marketing Officer at FreeWave Technologies, an industrial wireless networking company, from November 2010 to January 2015. Mr. Sharma holds a Bachelor of Science in Electrical Engineering from the University of District of Columbia, a Master of Science in Electrical Engineering from George Mason University and a Master of Business Administration from the UCLA Anderson School of Management in Finance, Marketing and Strategy.

Robert Barbieri has served as the Company’s Chief Financial Officer since October 2021, and served as the Company’s interim Chief Financial Officer from April 2021 to October 2021. He was a Partner with TechCXO, LLC (“TechCXO”), a professional services firm that provides experienced, C-Suite professionals to deliver strategic and functional consulting services, from 2019 to 2021. Before joining TechCXO, Mr. Barbieri led his own firm, CxO Advisory Services, which provided similar strategic and functional consulting services, from 2010 to 2019. Mr. Barbieri has more than 30 years of experience as a senior executive, strategic partner, and management advisor. Mr. Barbieri has served in senior financial leadership positions with a number of companies, including Chief Financial Officer at ABILITY Network, Inc., a leading healthcare technology company; Chief Financial Officer at Converge One, a leader in telecommunication technology; Executive Vice President and Chief Financial Officer at TriZetto, a publicly traded healthcare IT company; Chief Financial Officer at Textura, a cloud collaboration company; Chief Financial Officer at Apogee Enterprises, a publicly traded glass and coatings technologies company; Chief Financial and Performance Officer at Lawson Software, Inc., a publicly traded international technology, software and e-commerce solution company; and a senior executive with Air Products, a global manufacturing and services company. Mr. Barbieri is a Certified Management Accountant and holds both a Bachelor of Science in Business Administration and Accounting and a Master of Business Administration in Financial Management from Drexel University.

Doug Kahn joined the Company in February 2019 as Executive Vice President of Operations. Prior to joining the Company, Mr. Kahn was Vice President of Global Supply Chain at Vispero, Inc., a provider of assistive technology solutions for the visually impaired, from 2018 to 2019. Mr. Kahn was Executive Vice President of Global Operations and Customer Support for Tintri, Inc., a virtualized storage company from 2014 to 2018. Prior to that, he was Vice President of Global Purchasing and Vice President of Operations for TomTom International BV, a global GPS company, from 2012 to 2014. Mr. Kahn has held several additional leadership roles in all major supply chain functions, including Vice President of Supply Chain and IT for Synaptics Inc. Earlier in his career, Mr. Kahn spent 17 years with Hewlett Packard in roles of increasing responsibility in Supply Chain Development and Operations. Mr. Kahn earned a Bachelor of Art from the University of California, Berkeley, a Master of Science in Geophysics and a Master of Business Administration in finance and statistics from the University of Chicago.

There are no family relationships among any of our executive officers and/or directors. There are currently no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our current executive officers.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Discussion and Analysis for Named Executive Officers

The following Compensation Discussion and Analysis describes the material elements of compensation for the Company’s named executive officers, which consist of: (1) our President and Chief Executive Officer, (2) our Chief Financial Officer, (3) our Executive Vice President of Operations, and (4) our former Chief Executive Officer.

Objectives of Compensation Program

The primary objectives of the Company’s compensation program, including our executive compensation program, are to maintain a pay-for-performance compensation program that will fairly compensate our executives and employees, attract and retain qualified executives and employees who are able to contribute to our long-term success, induce performance consistent with clearly defined corporate goals and align our executives’ long-term interests with those of our stockholders. To that end, the Company’s compensation practices are intended to:

•	provide overall compensation (assuming that targeted levels of performance are achieved) that is sufficient to attract and retain executives and key employees;

•	tie total compensation to Company performance and individual performance in achieving financial and non-financial objectives; and

•	closely align senior management’s interests with stockholders’ interests through long-term equity incentive compensation.

How the Compensation Committee Determines the Forms and Amounts of Compensation

The Compensation Committee structures our compensation programs and establishes compensation levels for our executives and senior officers. The Compensation Committee annually determines the compensation levels for our executive officers by considering several factors, including competitive market data, each executive officer’s roles and responsibilities, how the executive officer is performing those responsibilities and our historical financial performance.

The Compensation Committee considers the recommendations from our Chief Executive Officer in determining executive compensation. In making his recommendations, the Chief Executive Officer receives input from our Human Resources Department.

The Compensation Committee makes all decisions for the total direct compensation, which includes base salary, bonus compensation based upon annual incentive goals and objectives and long-term stock-based awards, of the Company’s executive officers and other members of the Company’s senior management team, including the named executive officers.

The Compensation Committee engages independent compensation consultants from time-to-time to assist the Compensation Committee in its duties, including providing advice regarding industry trends relating to the form and amount of compensation provided to executives by companies with which we compete for executive talent and other similarly situated companies. The Compensation Committee retained Compensia during 2021 to provide competitive compensation data and analysis. The Compensation Committee considers available market data as one factor in making executive compensation decisions, but has not adopted a specific benchmark or peer group as a guideline in its determination of compensation.

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The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and determines the Chief Executive Officer’s compensation levels based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee considers corporate performance, the impact of incentive awards on the Chief Executive Officer’s total compensation and the awards given to the Chief Executive Officer in past years. For the other named executive officers, the Compensation Committee receives a performance assessment and compensation recommendation from the Chief Executive Officer and also exercises its judgment based on the Board’s interactions with the named executive officers. As with the Chief Executive Officer, the performance evaluation of these executives is based on his or her contributions to the Company’s performance and other leadership accomplishments.

Components of Executive Compensation

The elements of the Company’s compensation program are base salaries, bonus compensation based upon incentive goals and objectives and stock-based equity awards. Our compensation program is designed to balance our need to provide our named executive officers with incentives to achieve our short- and long-term performance goals with the need to pay competitive base salaries. There is no pre-established policy for allocating between cash and non-cash or short-term or long-term compensation. Each named executive officer’s current and prior compensation is considered in setting future compensation.

Base Salaries. Base salary is the guaranteed element of employees’ annual cash compensation. Base salaries are generally based on relative responsibility and are targeted to provide competitive guaranteed cash compensation. The value of base salary reflects the employee’s long-term performance, skill set and the market value of that skill set. Base salaries for our named executive officers are reviewed on an annual basis and adjustments are made to reflect performance-based factors, as well as competitive conditions. The Company does not apply specific formulas to determine increases. In setting base salaries, the Compensation Committee considers the following factors:

•	The Company’s overall financial condition;

•	Internal relativity, meaning the relative pay differences for different job levels;

•	Individual performance;

•	Overall economic conditions and market factors; and

•	Consideration of the mix of overall compensation.

In March 2022, the Compensation Committee increased the base salary of Mr. Sharma in connection with his appointment as Chief Executive Officer. This decision was based upon Mr. Sharma’s increase in responsibilities, salary history and internal relativity. Neither Mr. Barbieri’s nor Mr. Kahn’s base salaries were changed in 2022. The fiscal 2022 base salaries for each of the named executive officers as of the end of 2022 are shown in the following table.

Base Salary
Name	(as of 12/31/2022)
Ashish Sharma	$500,000
Robert Barbieri	$400,000
Doug Kahn	$325,000
Dan Mondor	$–

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Annual Incentive Bonuses

The Company believes that as an employee’s level of responsibility increases, a greater portion of the individual’s cash compensation should be variable and linked to both quantitative and qualitative expectations, including key financial, operational and strategic metrics. To that end, the Company awards annual bonuses in order to align employees’ goals with the Company’s financial, strategic and tactical objectives for the current year.

Executive Bonuses for 2022. For 2022, the Compensation Committee established the Senior Management Bonus Program for the year ended December 31, 2022 (the “2022 Bonus Program”). Under the 2022 Bonus Program, bonus target amounts, expressed as a percentage of base salary, were established for participants. Bonus payouts for the year were then determined by (a) the achievement by the Company of certain financial goals and/or targets set forth in the 2022 Bonus Program related to the Company’s revenue performance and cash flow; and (b) each participating employee’s individual performance. Satisfactory individual performance is a condition to payment.

The Compensation Committee considered the following when establishing the awards for 2022:

•	Bonus Targets. Target bonuses are expressed as a percentage of the participant’s base salary earned during the plan year. Bonus targets were based on job responsibilities and internal relativity. Consistent with the Company’s executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total compensation tied to Company performance in the 2022 Bonus Program. With the exception of Mr. Sharma, bonus targets for the named executive officers were unchanged for 2022 compared to prior years. Prior to 2022, Mr. Sharma had an annual target bonus equal to 50% of his annual base salary. For 2022, Mr. Sharma’s target bonus was increased to 65% to reflect his appointment as Chief Executive Officer. Mr. Mondor was not a participant in the 2022 Bonus Program. The schedule below shows the target incentives for the 2022 awards for each of the named executive officers as a percentage of 2022 base salary:

	Target Bonus		2022 Bonus
Name	% of Salary	Dollars	Earned
Ashish Sharma	65%	$325,000	$–
Robert Barbieri	50%	$200,000	$–
Doug Kahn	40%	$120,000	$–
Dan Mondor	–	$–	$–

•	Company performance measures. For all participants in the 2022 Bonus Program, including the named executive officers, the Compensation Committee established performance measures based upon total revenue, cash flow and specific product line revenues. In 2022, The Company failed to meet the performance measures, and no bonuses were awarded to the named executive officers.

•	Personal performance. Based on individual performance, the Compensation Committee uses its discretion to adjust bonus payouts – either up or down – to reflect the individual performance of each named executive officer during the year. No discretionary bonuses were awarded for fiscal 2022 to the named executive officers.

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Long-Term Incentives. Long-term incentive awards are a key element of the Company’s total compensation package for the named executive officers. We also have adopted an equity incentive approach intended to reward longer-term performance and to help align the interest of our named executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our named executive officers through the use of equity incentives. Our equity incentive plans have been established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of our stockholders. Our equity incentive plans have provided the principal method for our named executive officers to acquire equity interests in the Company.

The size and terms of the awards for an individual recipient will depend upon the level of responsibility of the recipient; the expected future contributions to the growth and development of the Company; the value of past service; and the number of options and restricted shares owned by other executives in comparable positions within the Company. The Company’s 2018 Omnibus Incentive Compensation Plan provides for a variety of long-term awards including stock options, restricted stock, restricted share units and performance awards.

Stock Options and RSU Awards

The Compensation Committee continually evaluates its equity compensation program to determine whether to issue either restricted stock units (“RSUs”), stock options or a combination thereof. In making such determinations, the Compensation Committee considers the accounting treatment, the retention and the number of shares available for grant under the Company’s equity incentive plan and the potential dilutive impact on the Company’s stockholders.

The Compensation Committee primarily relies on stock options as the main equity vehicle for our named executive officers. Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The grant date is established when the Compensation Committee approves the grant and all key terms have been determined. The exercise price of stock option grants is set at the fair market value on the date of grant, which is the closing price on the NASDAQ Stock Market. Under the stockholder-approved 2018 Omnibus Incentive Compensation Plan, the Company may not grant stock options at a discount to the fair market value or reduce the exercise price of outstanding options, except with the approval of the stockholders or except in the case of a stock split or other similar event. The Company does not grant stock options with “reload” features and it does not loan funds to employees to enable them to exercise stock options.

From time to time, our Compensation Committee may also issue RSUs to our named executive officers. RSUs are generally less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even in cases where the share price is trading lower than the initial grant price.

The equity awards granted to our named executive officers during 2022 are reflected in the “Grants of Plan-Based Awards Table” below.

Other Elements of Compensation

Perquisites and Other Benefits. The Company does not provide significant perquisites or personal benefits to our named executive officers. Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally.

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Retirement Plans. We currently maintain a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax or after-tax basis through contributions to the plan. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees generally. Currently, we match contributions made by participants in the 401(k) plan at $0.50 for each $1.00 contributed, up to 6% of an employee’s eligible compensation. We believe that providing a vehicle for retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Severance and Change-in-Control Arrangements

We generally enter into offer letters, rather than formal employment agreements, with our named executive officers. The letters set forth the initial salary and bonus terms for each named executive officer. The current base salaries and bonus targets for the named executive officers are set forth above.

In addition, each of the named executive officers, as well as certain other key employees, is a party to a change in control and severance agreement with the Company. The principal purpose of the agreements is to protect the Company from certain business risks (e.g., threats from loss of confidentiality or trade secrets, disparagement, solicitation of customers and employees) and to define the Company’s right to terminate the employment relationship. In return, the executive officers are provided assurances with regard to salary and other compensation and benefits, as well as certain severance benefits.

For a description of these agreements and the severance benefits provided under these arrangements, see – Potential Payments Upon Termination or Change-in-Control–Severance Agreements.

2022 Say-On-Pay Vote

At our 2022 annual meeting of stockholders, our stockholders approved, on a non-binding, advisory basis, the compensation paid to our named executive officers described in our 2022 proxy statement. Approximately 89.4% of the votes cast on the matter were voted in favor of this “say-on-pay” approval. The Board and the Compensation Committee considered the voting results and high level of stockholder support when establishing our executive compensation programs for fiscal 2022.

Clawback Guidelines

Our Corporate Governance Guidelines provide that in the event of any accounting restatement of the financial statements of the Company, the Board will review the incentive compensation and awards made to the executive officers based on the financial results during the period covered by the restatement and, in appropriate circumstances and to the extent permitted by applicable law and the Company’s policies and plans, seek to recover or cancel the portion of any such compensation or awards in excess of what would have been received under the restated financial statements. Among the key factors that the Board will consider in determining whether seeking recovery is appropriate is whether the executive officer engaged in fraud or willful misconduct that resulted in the need for a restatement. We intend to adopt a clawback policy complying with the rules of the SEC and the Nasdaq Stock Exchange prior to December 1, 2023.

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Tax Considerations

Section 162(m) of the Internal Revenue Code generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.

The Compensation Committee notes this deductibility limitation as one of the factors in its consideration of compensation matters. However, the Compensation Committee generally has the flexibility to take any compensation-related actions that it determines are in the Company’s and its stockholders’ best interest, including designing and awarding compensation for our executive officers that is not fully deductible for tax purposes.

Stock Ownership Requirements

The Board has historically encouraged its members and members of senior management to acquire and maintain stock in the Company to link the interests of such persons to the stockholders. However, neither the Board nor the Compensation Committee has established stock ownership guidelines for members of the Board or the executive officers of the Company.

Securities Trading Policy/Hedging Prohibition

Officers and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider trading rules.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers (each, an “Indemnitee”). In general, the indemnification agreements provide that, subject to certain limitations, the Company will indemnify and hold harmless each Indemnitee against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf, in connection with certain pending, completed or threatened proceedings, as defined in the indemnification agreements, if the Indemnitee acted in good faith and reasonably in the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Risk Assessment of Compensation Program

In April 2023, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, short-term incentive compensation and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our compensation committee.

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Compensation Committee Report

The Compensation Committee of our Board of Directors has submitted the following report for inclusion in this proxy statement:

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the year ended December 31, 2022 and this Proxy Statement, filed by us with the SEC.

This report of the Compensation Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Compensation Committee.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Jeffrey Tuder (Chairman)

James B. Avery

Summary Compensation Table

The following table sets forth information regarding the compensation of our named executive officers for the years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
Ashish Sharma	2022	482,308	270,000	(4)	956,000	3,741,983	12,056		5,462,347
Chief Executive Officer &	2021	388,128	175,056	(5)	–	2,415,000	9,626		2,987,810
President	2020	317,153	81,985	(6)	–	1,415,375	7,929		1,822,442
Robert Barbieri(7)	2022	400,000	225,000	(4)	–	–	10,154		635,154
Chief Financial Officer	2021	69,231	–	(5)	–	2,456,250	405,694	(8)	2,931,175
Doug Kahn	2022	325,000	200,000	(4)	–	–	9,000		534,000
Executive Vice President,	2021	311,762	182,597	(5)	282,600	857,650	8,228		1,642,837
Operations	2020	299,776	66,480	(6)	–	272,295	8,250		646,801
Dan Mondor(9)	2022	140,385	949,997	(4)	–	–	10,134		1,100,516
Former Chief Executive	2021	550,411	469,333	(5)	–	4,830,000	12,750		5,862,494
Officer	2020	549,589	199,522	(6)	–	–	75,251		824,362

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____________________

(1)	Represents bonus payments made during the applicable year for prior year performance. Bonus payments were made through an award of fully vested shares under the 2018 Omnibus Incentive Compensation Plan. The number of RSUs issued was determined by dividing the amount of the bonus award by the 5-day weighted average sales price for the Company’s common stock. Represents the aggregate grant date fair value of the shares issued in the respective fiscal year as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 9, Share-based Compensation, in the 2022 Annual Report.
(2)	Represents the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 9, Share-based Compensation, in the 2022 Annual Report.
(3)	See the All Other Compensation table below for additional information.
(4)	Represents a bonus payment made during fiscal 2022 based on individual and Company performance during 2021. No bonuses were earned with respect to the Company’s performance during fiscal 2022.
(5)	Represents a bonus payment made during fiscal 2021 based on individual and Company performance during 2020.
(6)	Represents a bonus payment made during fiscal 2020 based on individual and Company performance during 2019.
(7)	Mr. Barbieri joined as the Company’s permanent Chief Financial Officer starting October 25, 2021.
(8)	Mr. Barbieri served on a consulting basis as Interim Chief Financial Officer from March 2021 to October 2021 and amounts reflect compensation paid to the consulting firm, TechCXO, LLC, for Mr. Barbieri’s services.
(9)	Mr. Mondor served as the Company’s Chief Executive Officer until February 28, 2022, and served as Executive Chairman from March 1, 2022 through August 3, 2022.

All Other Compensation

The following table sets forth information concerning All Other Compensation in the table above:

Name	Year	401(k) Employer Match ($)	Other Compensation ($)		Total ($)
Ashish Sharma	2022	12,056	–		12,056
	2021	9,626	–		9,626
	2020	7,929	–		7,929
Robert Barbieri	2022	10,154	–		10,154
	2021	–	405,694	(1)	405,694
Doug Kahn	2022	9,000	–		9,000
	2021	8,228	–		8,228
	2020	8,250	–		8,880
Dan Mondor	2022	2,602	7,532	(2)	10,134
	2021	12,750	–		12,750
	2020	8,550	66,701	(3)	75,251

__________________

(1)	Represents compensation paid to TechCXO, LLC for consulting services provided by Mr. Barbieri as interim Chief Financial Officer.
(2)	Represents accrued vacation paid upon termination.
(3)	Represents a living expense allowance plus tax gross-up.

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Grants of Plan-Based Awards

The table below sets forth information on grants of options, stock awards and other plan-based awards to the named executive officers in 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock		All Other Option Awards: Number of Securities		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)		Underlying Option (#)		Awards ($/share)	Awards ($)(1)
Mr. Sharma	3/1/2022	–	–	–	–	–	–	200,000	(2)	–		–	956,000
	3/1/2022	–	–	–	–	–	–	–		250,000	(3)	$4.78	885,188
	3/1/2022	–	–	–	–	–	–	–		250,000	(3)	$7.50	809,679
	3/1/2022	–	–	–	–	–	–	–		250,000	(3)	$10.00	754,559
	3/1/2022	–	–	–	–	–	–	–		250,000	(3)	$15.00	675,017
	3/1/2022	–	–	–	–	–	–	–		250,000	(3)	$20.00	617,538
	3/4/2022							57,692	(4)	–		–	270,000
Mr. Barbieri	3/4/2022	–	–	–	–	–	–	48,077	(4)	–		–	225,000
Mr. Kahn	3/4/2022	–	–	–	–	–	–	42,735	(4)	–		–	200,000
Mr. Mondor	3/4/2022	–	–	–	–	–	–	202,991	(4)	–		–	949,997

_______________________

(1)	Represents the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 9, Share-based Compensation, in the 2022 Annual Report.

(2)	Represents an award of RSUs, which are scheduled to vest over a four-year period, with one-fourth vesting on each anniversary of the grant date.

(3)	Twenty-five percent (25%) of the shares subject to the options shall be first eligible to vest and become exercisable on the first anniversary of the grant date and (b) 1/48 of the shares vest on each monthly anniversary thereafter (such options which have become so eligible, "Eligible Options"), such that one hundred percent (100%) of the options shall become Eligible Options on the four-year anniversary of the Grant Date. The options shall vest and become exercisable only if (a) they have become Eligible Options; and (b) the average of the per-share closing price of the Company's common stock as reported on the principal exchange on which the shares are listed has equaled or exceeded the exercise price for ten (10) trading days within any 30 day period prior to the date of exercise.

(4)	Represents bonuses paid in March 2022 in the form of immediately vesting RSUs, based upon Company and individual performance during 2021.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the stock options and RSUs held by our named executive officers that were outstanding at December 31, 2022.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of shares of stock that have not vested (#)(2)	Market value of shares of stock that have not vested ($)(3)
Ashish Sharma	3/1/2022	–	–		–	–	200,000	168,000
	3/1/2022	–	250,000	(4)	4.78	3/1/2032
	3/1/2022	–	250,000	(4)	7.50	3/1/2032
	3/1/2022	–	250,000	(4)	10.00	3/1/2032
	3/1/2022	–	250,000	(4)	15.00	3/1/2032
	3/1/2022	–	250,000	(4)	20.00	3/1/2032
	6/6/2021	93,750	156,250		9.66	6/6/2031
	2/5/2020	177,083	72,917		7.70	2/5/2030
	7/30/2018	250,000	–		1.80	7/30/2028
	9/25/2017	150,000	–		1.38	9/25/2027
Robert Barbieri	10/25/2021	109,375	265,625		6.55	10/25/2031
Doug Kahn	12/15/2021	–	–		–	–	33,750	28,350
	06/30/2021	31,875	53,125		10.09	06/30/2031
	7/29/2020	15,104	9,896		13.72	7/29/2030
	10/4/2019	33,333	19,417		4.78	10/4/2029
	2/13/2019	91,667	8,333		4.84	2/13/2029
Dan Mondor	6/6/2021	125,000	–		9.66	8/3/2023
	6/6/2018	1,250,000	–		2.00	8/3/2023
	6/6/2017	462,771	–		0.94	8/3/2023

___________________

(1)	Unless otherwise indicated, stock options are scheduled to vest over a four-year period, with one-fourth vesting on the first anniversary of the grant date and the remainder vesting ratably on a monthly basis thereafter through the fourth anniversary of the grant date.
(2)	Represents RSU awards. RSUs are scheduled to vest over a four-year period, with one-fourth vesting on the first anniversary of the grant date and the remainder vesting ratably on a monthly basis thereafter through the fourth anniversary of the grant date.
(3)	Calculated based on the closing price per share of our common stock on December 30, 2022 ($0.84).
(4)	Twenty-five percent (25%) of the shares subject to the options shall be first eligible to vest and become exercisable on the first anniversary of the grant date and (b) 1/48 of the shares vest on each monthly anniversary thereafter (such options which have become so eligible, "Eligible Options"), such that one hundred percent (100%) of the options shall become Eligible Options on the four-year anniversary of the Grant Date. The options shall vest and become exercisable only if (a) they have become Eligible Options; and (b) the average of the per-share closing price of the Company's common stock as reported on the principal exchange on which the shares are listed has equaled or exceeded the exercise price for ten (10) trading days within any 30 day period prior to the date of exercise.

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Option Exercises and Stock Vested

The following table sets forth information regarding option exercises and stock awards that vested during 2022 with respect to our named executive officers.

Name and Position	Option Awards Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)(1)	Stock Awards Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(2)
Ashish Sharma	–	$–	57,692	$267,114
Robert Barbieri	–	$–	48,077	$222,597
Doug Kahn	–	$–	53,985	$208,551
Dan Mondor	137,229	$406,767	202,991	$939,848

Potential Payments Upon Termination or Change-in-Control

Change-in-Control and Severance Agreements

The Company has entered into Change-in-Control and Severance Agreements with Messrs. Sharma, Barbieri and Kahn - all with substantially identical provisions - to provide severance benefits in the event the executive’s employment is terminated. A description of the material terms of the agreements, including the severance benefits payable under these agreements is set forth below.

In addition, prior to his transition to Executive Chairman on March 1, 2022, the Company was a party to a Change-in-Control and Severance Agreement with Mr. Mondor, which agreement terminated effective upon his transition.

Under the terms of the agreements, if the employment of a named executive officer is terminated by the Company without cause or by the named executive officer for good reason not in connection with a Change-in-Control, then the named executive officer is entitled to the following severance benefits:

•	an amount equal to the named executive officer’s unpaid base salary and incentive pay through the date of termination and any other amounts owed to the named executive officer under our compensation plans;

•	an amount equal to six months of the named executive officer’s base salary, payable in cash in the form of salary continuation;

•	immediate vesting of the portion of the named executive officer’s outstanding equity awards under our compensation plans that would have vested or become exercisable had his employment continued through the next vesting date;

•	a lump-sum bonus payment equal to the pro-rated portion of the target bonus in the year of termination based on actual achievement of corporate performance goals and assumed full achievement of any individual performance goals; and

•	continued participation for up to nine months by the named executive officer and his dependents in our group health plan, at the same benefit and contribution levels in effect immediately prior to the termination;

provided, however, that in order to receive the aforementioned severance benefits (other than the named executive officer’s unpaid base salary and incentive pay through the date of termination and any other amounts owed to the named executive officer under our compensation plans), the named executive officer must execute a general release of claims.

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Under the agreements, subject to the executive’s execution of a general release of claims (other than with respect to the first severance benefit noted below), the named executive officer is entitled to the following severance benefits, in lieu of the benefits described above, if the named executive officer ’s employment is terminated by the Company without cause or by the named executive officer for good reason during a Change-in-Control Period:

•	an amount equal to the named executive officer’s unpaid base salary and incentive pay through the date of termination and any other amounts owed to the named executive officer under our compensation plans;

•	an amount equal to the sum of 18 months of the named executive officer’s base salary;

•	an amount equal to 12 months of the named executive officer’s target annual bonus opportunity;

•	immediate vesting of outstanding equity awards under our compensation plans; and

•	continued participation for up to 18 months by the named executive officer and his dependents in our group health plan, at the same benefit and contribution levels in effect immediately before the termination.

The Change-in-Control and Severance Agreements described above utilize the following definitions:

“Cause” means:

•	any act of material misconduct or material dishonesty by the named executive officer in the performance of his or her duties;

•	any willful failure, gross neglect or refusal by the named executive officer to attempt in good faith to perform his or her duties to the Company or to follow the lawful instructions of the Board (except as a result of physical or mental incapacity or illness) which is not promptly cured after written notice;

•	the named executive officer’s commission of any fraud or embezzlement against the Company (whether or not a misdemeanor);

•	any material breach of any written agreement with the Company, which breach has not been cured by the named executive officer (if curable) within 30 days after written notice thereof to the named executive officer by the Company;

•	the named executive officer’s being convicted of (or pleading guilty or nolo contendere to) any felony or misdemeanor involving theft, embezzlement, dishonesty or moral turpitude; and/or

•	the named executive officer’s failure to materially comply with the material policies of the Company in effect from time to time relating to conflicts of interest, ethics, codes of conduct, insider trading, or discrimination and harassment, or other breach of the named executive officer’s fiduciary duties to the Company, which failure or breach is or could reasonably be expected to be materially injurious to the business or reputation of the Company.

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“Good Reason” means the occurrence, without the named executive officer ’s consent, for more than thirty days after such named executive officer provides the Company a written notice detailing such conditions of:

•	a material diminution in his or her base compensation;

•	a material diminution in his or her job responsibilities, duties or authorities; or

•	a relocation of his or her principal place of work by more than 50 miles.

“Change-in-Control” means:

•	a transaction after which an individual, entity or group owns 50% or more of the outstanding shares of our common stock, subject to limited exceptions;

•	a sale of all or substantially all of the Company’s assets; or

•	a merger, consolidation or similar transaction, unless immediately following such transaction (a) the holders of our common stock immediately prior to the transaction continue to beneficially own more than 50% of the combined voting power of the surviving entity in substantially the same proportion as their ownership immediately prior to the transaction, (b) no person becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding shares of the voting securities eligible to elect directors of the surviving entity and (c) at least a majority of the members of the board of directors of the surviving entity immediately following the transaction were also members of the Board at the time the Board approved the transaction.

“Change-in-Control Period” means the period commencing 30 days prior to a Change-in-Control and ending on the 12-month anniversary of such Change-in-Control.

Equity Award Agreements

The following is a summary of the material terms applicable to the outstanding equity awards held by our named executive officers as of December 31, 2022.

2018 Omnibus Incentive Compensation Plan. The award agreements covering grants of stock options and RSUs made to our named executive officers under our 2018 Omnibus Incentive Compensation Plan provide that the Board, in its discretion, may accelerate the vesting of any unvested stock options or RSUs in the event of a change-in-control.

Under our 2018 Omnibus Incentive Compensation Plan, a “change-in-control” is defined as:

•	any person becoming the beneficial owner of 50% or more of the combined voting power of the then-outstanding shares of our common stock, subject to certain exceptions;

•	a majority of the Board ceasing to be comprised of directors who (a) were serving as members of the Board on May 11, 2018 or (b) became members of the Board after May 11, 2018 and whose nomination, election or appointment was approved by a vote of two-thirds of the then-incumbent directors;

•	a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or similar transaction, unless the holders of our common stock immediately prior to the transaction beneficially own more than 50% of the combined voting power of the shares of the surviving entity and certain other conditions are satisfied; or

•	a liquidation or dissolution of the Company approved by the Company’s stockholders.

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Mondor Transition Agreement

Effective March 1, 2022, Mr. Mondor transitioned from the role of Chief Executive Officer of the Company to Executive Chairman, to serve in such capacity until the Annual Meeting, pursuant to the terms of a transition agreement between Mr. Mondor and the Company (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Mondor’s base salary as Executive Chairman was $100,000 per year, until his employment with the Company ended at our 2022 annual meeting of stockholders on August 3, 2022. Mr. Mondor was also entitled to a cash success fee of $50,000 for successfully recruiting certain employees during his transition period. On March 1, 2022, the vesting of 25% of the options granted to Mr. Mondor on June 6, 2021 accelerated and became immediately exercisable, and the remaining options under such grant were cancelled. On June 21, 2022, the Transition Agreement was amended to (i) provide that the Company will pay for COBRA coverage for Mr. Mondor through December 31, 2022, and (ii) to extend the post-termination exercise period for Mr. Mondor’s vested stock options to 12 months following the termination of his employment with the Company.

Potential Payments Upon Termination or Change in Control Table

The following table summarizes the potential payments to our named executive officers in two scenarios: (1) upon termination by us without cause or the executive’s resignation for good reason apart from a change in control; or (2) upon termination by us without cause or the executive’s resignation for good reason within 30 days prior to or 12 months following a Change-in-Control. The table assumes that the termination of employment or Change-in-Control, as applicable, occurred on December 31, 2022. The value of the accelerated vesting of stock and option awards was computed using $0.84, which was the price of our common stock at December 30, 2022 (less, in the case of option awards, the exercise price per share of such option awards).

The employment of Mr. Mondor terminated effective August 3, 2022. Accordingly, he is not included in the table below as he would not have been entitled to any benefits in the event of the occurrence of any of the triggering events described in the table on December 31, 2022.

Name/Benefit	Involuntary Termination Without Cause/Resignation for Good Reason Apart from a Change in Control ($) (1)	Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a Change in Control ($) (2)
Ashish Sharma
Cash severance	575,000	1,075,000
Accelerated Vesting of Equity	42,000	168,000
Health Benefits	18,000	36,000
Total	635,000	1,279,000
Robert Barbieri
Cash severance	400,000	800,000
Accelerated Vesting of Equity	–	–
Health Benefits	13,500	27,000
Total	413,500	827,000
Doug Kahn
Cash severance	292,500	617,500
Accelerated Vesting of Equity	7,088	28,350
Health Benefits	9,000	27,000
Total	308,588	672,850

____________________

(1)	Represents base salary for 6 months, a prorated target annual bonus for the year of termination, and continued health plan coverage for up to 9 months at our expense. Also includes the value the equity awards eligible for accelerated vesting upon such termination.
(2)	Represents base salary for 18 months, payable in a lump sum, the executive’s target annual bonus for the year of termination, and continued health plan coverage for up to 18 months at our expense. Also reflects the value of the accelerated vesting of all outstanding stock and option awards.

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CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of the annual total compensation of Mr. Sharma, who was our Chief Executive Officer during the majority of fiscal 2022, to the median of the total annual compensation of our employees other than Mr. Sharma. We identified our employee with the median annual compensation using cash compensation for calendar year 2022 of all employees who were employed by us on December 31, 2022, at which date our global workforce consisted of 405 employees, of which 229 were U.S. employees and 176 were non-U.S. employees. We did not include any contractors or other non-employee workers in our employee population. We annualized the compensation for any employees who commenced work during calendar 2022. We believe cash compensation for all employees is reasonable to use as a consistently applied compensation measure because we do not have a broad-based equity award plan. We selected December 31, 2022, which is within the last three months of our fiscal 2022, for the date as of when we would identify the employee with the median annual compensation, because it enabled us to make such identification in a reasonably efficient and economical manner.

After identifying the employee with the median total cash compensation for the 12 months ended December 31, 2022, we calculated total compensation for this employee for the fiscal year ended December 31, 2022 using the same methodology that we use for our named executive officers in the Summary Compensation Table above.

For fiscal 2022, the total compensation of Mr. Sharma was $5,462,347 and the total compensation of our employee with median annual compensation was $88,588. Accordingly, we estimated our CEO pay ratio for fiscal 2022 to be 62 to 1.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our CEO and other NEOs, our total shareholder return and that of our selected peer group, our net income and the most important “financial performance measure” used by us to link executive pay with Company performance. This table and the accompanying disclosures are prescribed by SEC rules. Those rules require amounts included in the “compensation actually paid” columns of the table to be calculated according to a particular formula intended to demonstrate the relationship between “compensation actually paid” to a company’s NEOs and the company’s performance. The formula reflects a number of fair value adjustments to equity awards intended to show the change in value of those awards from one year to another. They do not reflect, however, the precise amounts actually earned by or paid to our executives during the years shown in the table.

For further information concerning our pay-for-performance philosophy and how we structure our executive compensation to drive and reward performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”

The following table presents information regarding our executive compensation pay relative to corporate performance of our principal executive officers (“PEO”) and non-PEO named executive officers (“NEOs”) for 2020, 2021 and 2022.

Year (1)	Summary Compensation Table Total for PEO		Compensation Actually Paid to PEO (2)		Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in thousands) (5)	Adjusted EBITDA (in thousands) (6)
	PEO1 (Mondor)	PEO2 (Sharma)	PEO1 (Mondor)	PEO2 (Sharma)			Total Shareholder Return (3)	Peer Group Total Shareholder Return (4)*
2022	1,100,516	5,462,347	1,048,917	389,531	584,577	(81,888)	$11.46	$95.61	(67,969)	(9,801)
2021	5,862,494	–	453,320	–	2,520,607	1,016,130	$79.54	$127.87	(47,911)	(2,862)
2020	824,362	–	3,323,545	–	1,234,622	3,840,944	$211.05	$122.04	(111,186)	16,988

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_____________________

(1)	Dan Mondor served as PEO in 2020, 2021 and through February 28, 2022. Ashish Sharma has served as PEO since March 1, 2022. The other NEOs for those years were as follows: for 2022, Robert Barbieri and Doug Kahn; for 2021, Ashish Sharma, Robert Barbieri, Doug Kahn, Craig Foster, and Wei Ding; and for 2020, Ashisa Sharma, Doug Kahn, Stephen Smith, and Craig Foster.

(2)	The Summary Compensation Table (“SCT”) totals reported for the PEOs and the average of the other NEOs for each year were subject to the adjustments summarized in the two tables below as required by Regulation S-K Item 402(v)(2)(iii) to calculate “compensation actually paid.” Equity values are calculated in accordance with FASB ASC Topic 718. Valuation assumptions used to calculate fair values at the times indicated in the two tables below did not materially differ from those disclosed at the time of grant except for the stock price, percentage of volatility, risk free rate and the term used to calculate the valuations. The following table shows the adjustments made to the SCT totals to calculate “compensation actually paid”:

	2022			2021		2020
	PEO1 (Mondor) $	PEO2 (Sharma) $	Average Non-PEO NEOs $	PEO $	Average Non-PEO NEOs $	PEO $	Average Non-PEO NEOs $
Total Compensation from Summary Compensation Table	1,100,516	5,462,347	584,577	5,862,494	2,520,607	824,362	1,234,622
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	(949,997)	(4,967,983)	(212,500)	(5,299,333)	(1,061,526)	(199,522)	(459,034)
Year-end fair value of unvested awards granted in the current year	–	555,500	28,350	304,300	904,301	–	1,639,778
Year-over-year difference of year-end fair values for unvested awards granted in prior years	–	(545,589)	(467,304)	–	(1,010,564)	1,649,318	1,087,852
Fair values at vest date for awards granted and vested in current year	949,998	269,999	212,500	469,333	178,827	199,522	74,232
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	(51,600)	(384,742)	(227,512)	(883,474)	(515,515)	849,865	263,494
Total Adjustments for Equity Awards
Compensation Actually Paid (as calculated)	1,048,917	389,531	(81,888)	453,320	1,016,130	3,323,545	3,840,944

(3)	Represents the total shareholder return (“TSR”) of a $100 investment in the Company’s shares as of December 31, 2019, valued again on each of December 31, 2020, 2021 and 2022.

(4)	Represents the TSR of the Nasdaq Telecommunications Index based on a $100 investment as of December 31, 2019, valued again on each of December 31, 2020, 2021 and 2022.

(5)	Net income as reported in the Company’s audited financial statements.

(6)	We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and non-PEO NEOs in 2022. Adjusted EBITDA is a non-GAAP financial measure. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

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Analysis of the Information Presented in the Pay versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic analysis showing a comparison of the compensation actually paid to executives and total shareholder return, net income and Adjusted EBITDA.

The following chart sets forth the relationship between compensation actually paid to our PEOs, the average of compensation actually paid to our non-PEO NEOs, and the Company’s cumulative TSR and the Nasdaq Telecommunications Index cumulative TSR over the three most recently completed fiscal years.

The following chart sets forth the relationship between compensation actually paid to our PEOs, the average of compensation actually paid to our non-PEO NEOs, and our net income (loss) during the three most recently completed fiscal years.

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The following chart sets forth the relationship between compensation actually paid to our PEOs, the average of compensation actually paid to our non-PEO NEOs, and our Adjusted EBITDA during the three most recently completed fiscal years.

List of Most Important Financial and Non-Financial Performance Measures

The financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to company performance, are as follows: 1. Adjusted EBITDA, 2. Core Revenue, 3. TSR

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Performance Graph

The following graph compares the cumulative total stockholder return on our common stock since the end of 2017. with the cumulative total return of the NASDAQ Composite Index (b) the NASDAQ Telecommunications Index. The comparison assumes $100 was invested at the end of 2017 in our common stock and in each of the indices shown and assumes that all dividends were reinvested.

Index	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/31/2022
Inseego Corp.	$100.00	$257.76	$455.28	$960.87	$362.11	$52.17
NASDAQ Composite Index	$100.00	$96.12	$129.97	$186.69	$226.63	$151.61
NASDAQ Telecommunications Index	$100.00	$103.03	$114.76	$140.05	$146.74	$109.72

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Equity Compensation Plan Information

As of December 31, 2022, the Company’s Amended and Restated 2000 Employee Stock Purchase Plan (the “Purchase Plan”) and the 2018 Omnibus Incentive Compensation Plan were the only compensation plans under which securities of the Company were authorized for grant. The Purchase Plan and the 2018 Omnibus Incentive Compensation Plan were approved by our stockholders. In 2019, the Board terminated the Company’s 2015 Incentive Compensation Plan (the “2015 Incentive Plan”), which was adopted by the Board without stockholder approval pursuant to NASDAQ Listing Rule 5635. The following table provides information as of December 31, 2022 regarding the Company’s existing and predecessor plans:

Plan category	Number of securities to be issued upon exercise of outstanding options		Weighted-average exercise price of options outstanding		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	7,524,628		$4.52	(1)	9,743,889	(2)
Equity compensation plans not approved by security holders	556,248	(3)	$5.39		–

______________________

(1)	Amount is based on the weighted-average exercise price of vested and unvested stock options outstanding under the 2018 Omnibus Incentive Compensation Plan and predecessor plans. RSUs, which have no exercise price, are excluded from this calculation.
(2)	Represents shares available for future issuance under the Purchase Plan and the 2018 Omnibus Incentive Compensation Plan. As of December 31, 2022, there were 895,141 shares of our common stock available for issuance under the Purchase Plan (all of which were eligible to be purchased during the offering period in effect on such date) and 8,848,748 shares of our common stock available for issuance under the 2018 Omnibus Incentive Compensation Plan.
(3)	Represents outstanding options under the 2015 Incentive Plan and the Inducement Options (as defined below) issued to our Chief Financial Officer. The 2015 Incentive Plan, which includes the same material terms as the 2018 Omnibus Incentive Compensation Plan, could only be used for inducement grants to individuals to induce them to become employees of the Company or any of its subsidiaries, or, in conjunction with a merger or acquisition, to convert, replace or adjust outstanding stock options or other equity compensation awards, or for any other reason for which there is an applicable exception from the stockholder approval requirements of NASDAQ Listing Rule 5635, in each such case, subject to the applicable requirements of the NASDAQ Listing Rules.

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TRANSACTIONS WITH RELATED PERSONS

Pursuant to the Audit Committee charter, the Audit Committee is responsible for implementing the Company’s written policies and procedures regarding transactions with a related person (as defined in SEC regulations). In considering related person transactions, the Audit Committee takes into account the relevant available facts and circumstances, including:

•	the risks, costs and benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself from the deliberations. When reviewing a related person transaction, the Audit Committee determines in good faith whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

Interest Payments on Convertible Notes

During fiscal 2022, the Company made interest payments to Golden Harbor Ltd., a five percent holder, North Sound Trading, L.P., a five percent holder, and an individual retirement account held by Mr. Lytle’s mother, over which Mr. Lytle has investment discretion in the amounts of $794,820, $1,805,180, and $12,188 respectively, pursuant to the Company’s 3.25% Convertible Senior Notes due 2025.

Review, Approval and Ratification of Transactions with Related Persons

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.

Our Audit Committee charter requires that members of the Audit Committee review and approve all related party transactions. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which:

•	we are a participant;

•	the amount involved exceeds $120,000; and

•	an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock had or will have a direct or indirect material interest.

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In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Conduct. Under our Code of Conduct, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

Parents of the Company

The Company has no parents except to the extent that either of the Investors may be deemed a parent by virtue of their ownership of the Company’s outstanding shares of Common Stock, and their Board nomination and appointment rights under the Securities Purchase Agreement, dated August 6, 2018, by and among the Company, Golden Harbor Ltd. and North Sound Trading, L.P.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The tables below provide information regarding the beneficial ownership of our common stock as of July 14, 2023 by: (i) each of our directors; (ii) each of our NEOs; (iii) all current directors and executive officers as a group; and (iv) each beneficial owner of more than five percent of our common stock.

Beneficial ownership is determined in accordance with SEC rules and regulations, and generally includes voting power or investment power with respect to securities held. Unless otherwise indicated and subject to applicable community property laws, we believe that each of the stockholders named in the table below has sole voting and investment power with respect to the shares shown as beneficially owned. Securities that may be beneficially acquired within 60 days after July 14, 2023 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person.

The address for directors and executive officers is 9710 Scranton Road, Suite 200, San Diego, California 92121. The tables below list the number and percentage of shares beneficially owned based on 116,870,324 shares of common stock outstanding as of July 14, 2023. The Company is not aware of any arrangements that have resulted, or may at a subsequent date result, in a change of control of the Company.

Directors and Named Executive Officers

					Total Shares of
					Common Stock
	Shares Owned		Right to Acquire		Beneficially Owned
Name of Beneficial Owner	(#)		(#)(1)		(#)		Percentage
Dan Mondor	146,482		1,837,771		1,984,253		1.7%
Ashish Sharma	282,861		764,583		1,047,444		*
Robert Barbieri	35,414		171,875		207,289		*
Doug Kahn	91,380		197,604		288,984		*
James B. Avery	–	(2)	–	(2)	–	(2)	*
Stephanie Bowers	28,594		49,801		78,395		*
Christopher Harland	56,502		49,801		106,303		*
Christopher Lytle	324,277		79,535		403,812	(3)	*
Jeffrey Tuder	151,048		106,713		257,761		*
All directors and executive officers as a group (eight persons)	970,076		1,419,912		2,389,988		2.0%

_________________________

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Represents shares of common stock that may be acquired pursuant to stock options or warrants that are or will become exercisable, or that underly restricted stock units that will vest, within 60 days after July 14, 2023.
(2)	Does not include shares of common stock held by Braslyn, Ltd., Golden Harbor Ltd. or Tavistock Financial, LLC, in which Mr. Avery disclaims beneficial ownership, which are reported in the table below under Five Percent Holders. Mr. Avery is obligated to transfer any shares issued pursuant to any equity awards made to him by the Company, or the economic benefits thereof, to Tavistock Financial, LLC.
(3)	Includes 29,722 shares of common stock issuable upon the conversion outstanding convertible notes held in an individual retirement for the benefit of Mr. Lytle’s mother. Mr. Lytle has investment power with respect to such shares and may be deemed to be the beneficial owner thereof. Mr. Lytle disclaims beneficial ownership of such shares.

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Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities known by us to beneficially own five percent or more of our outstanding common stock. The information regarding beneficial ownership of the persons and entities identified below is included in reliance on reports filed by the persons and entities with the SEC, except for modifications that are disclosed below and except that the percentage is based upon our calculations made in reliance upon the number of shares reported to be beneficially owned by such person or entity in such report and the 116,870,324 shares of common stock outstanding on July 14, 2023.

			Total Shares of
			Common Stock
	Shares	Right to	Beneficially
	Owned	Acquire	Owned
Name and Address of Beneficial Owner	(#)	(#)	(#)	Percentage
Golden Harbor Ltd.(1)	21,033,412	1,988,907	23,022,319	19.4%
Cay House
EP Taylor Drive N7776
Lyford Cay
New Providence C5
North Sound Management, Inc. (2)	4,691,897	4,404,758	9,096,655	7.5%
c/o Edward E. Murphy
115 East Putnam Avenue
Greenwich, CT 06830

______________________

(1)	According to a Schedule 13D/A filed by Golden Harbor Ltd., Braslyn Ltd., Tavistock Financial, LLC and Joe Lewis with the SEC on September 24, 2021, Golden Harbor Ltd. has shared voting and dispositive power over 14,908,149 shares of common stock, Braslyn Ltd. has shared voting and dispositive power over 7,908,678 shares of common stock, Tavistock Financial, LLC has shared voting and dispositive power over 77,364 shares of common stock and Joe Lewis has shared voting and dispositive power over 22,894,191 shares of common stock. Includes the following shares that were not included in the beneficial ownership amounts disclosed in the Schedule 13D/A filed on September 24, 2021: (1) 1,939,106 shares of common stock issuable upon the conversion outstanding convertible notes that are currently exercisable because the ownership limitation in the convertible notes has terminated, (2) 14,221 shares of common stock issued upon vesting of restricted stock units during 2022, and (3) 49,801 shares of common stock underlying restricted stock units that will vest within 60 days after July 14, 2023.

(2)	According to a Schedule 13D/A filed by North Sound Management, Inc., North Sound Trading, LP and Brian Miller with the SEC on March 2, 2021, North Sound Management, Inc. has sole voting and dispositive power over 4,788,213 shares of common stock, North Sound Trading, LP has sole voting and dispositive power over 4,788,213 shares of common stock and Mr. Miller has shared voting and dispositive power over 4,845,133 shares of common stock. Includes 56,920 shares of common stock held directly by Mr. Miller. Includes the following shares that were not included in the beneficial ownership amounts disclosed in the Schedule 13D/A filed on March 2, 2021: (1) 4,404,758 shares of common stock issuable upon the conversion outstanding convertible notes that are currently exercisable because the ownership limitation in the convertible notes has terminated, (2) 14,202 shares of common stock issued upon vesting of restricted stock units during 2022, and (3) 457,562 shares of common stock issued in September 2021 in exchange for shares of the Company’s Fixed-Rate Cumulative Perpetual Preferred Stock, Series E, par value $0.001 per share, pursuant to an exchange agreement.

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PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board is asking stockholders to ratify this appointment. Although SEC regulations require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders and considers a proposal for stockholders to ratify such appointment to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue. In the event that our stockholders do not ratify the appointment, it will be considered as a direction to our Audit Committee to consider the selection of a different firm.

Marcum LLP has been the Company’s independent registered public accounting firm since 2018. Representatives of Marcum LLP are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to answer questions.

Principal Accountant Fees and Services

The following table sets forth fees for services rendered by Marcum LLP for 2022 and 2021.

	2022	2021
Audit Fees(1)	$717,653	$870,865
Audit-Related Fees(2)	$8,755	$26,368
Tax Fees	–	–
All Other Fees	–	–
Total	$726,408	$897,233

_____________________

(1)	Audit fees consist principally of fees for the audits of our annual consolidated financial statements and internal control over financial reporting, and review of our interim consolidated financial statements.
(2)	Audit-related fees consist primarily of fees for accounting consultations, comfort letters, consents and any other audit attestation services.

Pre-Approval Policies and Procedures

The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by our independent registered public accounting firm and establishes and pre-approves the aggregate fee level for these services. Any proposed services that would cause us to exceed the pre-approved aggregate fee amount must be pre-approved by the Audit Committee. All audit and non-audit services for 2022 and 2021 were pre-approved by the Audit Committee.

Recommendation and Vote Required

Assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares of our outstanding common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to ratify the appointment of Marcum LLP. Abstentions will have the same effect as votes AGAINST this proposal. The ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, is considered a routine matter under applicable rules. A broker, dealer, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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PROPOSAL 3: Advisory Vote to Approve the Compensation of our Named Executive Officers

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution on our executive compensation as reported in this Proxy Statement.

In making decisions with respect to compensation for our executive officers, the Compensation Committee is guided by a pay-for-performance philosophy. The Compensation Committee believes that a significant portion of each executive’s total compensation opportunity should vary with achievement of the Company’s annual and long-term financial, operational and strategic goals. In designing the compensation program for our executive officers, the Compensation Committee seeks to achieve the following key objectives:

Motivate Executives. The compensation program should encourage our executive officers to achieve the Company’s annual and long-term goals.

Align Interests with Stockholders. The compensation program should align the interests of our executive officers with those of our stockholders, promoting actions that will have a positive impact on total stockholder return over the long term.

Attract and Retain Talented Executives. The compensation program should provide each executive officer with a total compensation opportunity that is market competitive. This objective is intended to ensure that we are able to attract and retain qualified executives while maintaining an appropriate cost structure for the Company.

We believe our executive compensation is structured in the manner that best serves the interests of the Company and its stockholders.

Accordingly, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Inseego Corp. (the “Company”) approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.”

Effect of Proposal

The result of the say-on-pay vote is non-binding on us and our Board and Compensation Committee. As a result, the Board and Compensation Committee retain discretion to change executive compensation from time to time if they conclude that such a change would be in the best interest of the Company. No determination has been made as to what action, if any, would be taken if our stockholders fail to approve our executive compensation. However, our Board and Compensation Committee value the opinions of stockholders and will carefully consider the result of the say-on-pay vote. We currently conduct say-on-pay votes on an annual basis.

Recommendation and Vote Required

Assuming that a quorum is present, approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our outstanding common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Because abstentions are counted as present for purposes of the vote on this matter but are not votes FOR this proposal, they have the same effect as votes AGAINST this proposal. Broker non-votes will not have any effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

In accordance with Section 14A of the Exchange Act, we are asking stockholders for an advisory vote on the frequency of future advisory votes on executive compensation. This advisory vote gives stockholders the opportunity to provide input to the Board as to how often the Company should include a proposal regarding executive compensation in its annual proxy statement. Stockholders may vote for the proposal to be included in the Company’s proxy statement every one, two or three years or may abstain from voting.

Because the Board values stockholder input on executive compensation and believes that an annual advisory vote will provide the Board with regular input on important issues relating to executive compensation, the Board recommends that the advisory vote to approve executive compensation occur each year.

Effect of Proposal

The vote on the frequency of advisory votes to approve executive compensation is non-binding on us and our Board. Our Board values the opinions of stockholders and will carefully consider the results of this advisory vote. However, irrespective of the results of the advisory vote, the Board may decide to conduct an advisory vote to approve executive compensation on a more or less frequent basis as it determines would be in the best interest of the Company.

Recommendation and Vote Required

Our Board recommends that an advisory vote to approve executive compensation be held every year. Stockholders may vote for one of the following options: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the recommendation of the Board. The proxy holders will vote all proxies received for ONE YEAR unless instructed otherwise. The next non-binding advisory vote on the frequency of the advisory vote to approve the compensation of our named executive officers will occur at the 2029 annual meeting of stockholders.

The frequency that receives a plurality of the votes cast will be considered the advisory vote of the Company’s stockholders. Abstentions and broker non-votes will not have any effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “1 YEAR” THIS PROPOSAL.

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PROPOSAL 5: APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Introduction

Our Board of Directors has approved, subject to shareholder approval, an amendment to our Certificate of Incorporation to effect a reverse stock split, of all issued and outstanding shares of our Common Stock, at a ratio ranging from 1-for-5 to 1-for-10 (the “Reverse Stock Split”). The Reverse Stock Split would not alter the number of authorized shares of Common Stock. Our Board of Directors has recommended that the proposed amendment be presented to our stockholders for approval. Our stockholders are being asked to approve the proposed amendment pursuant to Proposal 5 to effect a Reverse Stock Split of the issued and outstanding shares of Common Stock. Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of Common Stock.

Our Board of Directors has adopted and is recommending that our stockholders approve an amendment to our certificate of incorporation to effect a Reverse Stock Split. If this Proposal 5 is approved by our stockholders, and the Board exercises its discretion to implement the Reverse Stock Split, Article Four of our Certificate of Incorporation will be amended and restated in its entirety as follows:

“(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares which the Corporation is authorized to issue is One Hundred Fifty Two Million (152,000,000) shares each with a par value of $0.001 per share. One Hundred Fifty Million (150,000,000) shares shall be Common Stock and Two Million (2,000,000) shares shall be Preferred Stock.

“Upon the filing and effectiveness (the "Effective Time") pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [NUMBER OF SHARES BETWEEN 5 AND 10, TO BE DETERMINED BY THE BOARD] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation's transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder's Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the Nasdaq Global Select Market as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-5 to 1-for-10, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement.” If Proposal No. 5 is approved, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective at 5:00 p.m., Eastern time, on the date of filing of the Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board of Directors and set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

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Purposes of the Proposal

To maintain our listing on The Nasdaq Global Select Market. On March 24, 2023, the Company received a written notice from the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”), notifying the Company that, for the 30 consecutive business day period between February 9, 2023 through March 23, 2023, the Company’s Common Stock had not maintained a minimum bid price of $1.00 per share, required for continued listing on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company has 180 calendar days, or until September 20, 2023 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Requirement. The Company believes that implementing a Reverse Stock Split could help the Company regain compliance with the Minimum Bid Price Requirement. As such, the Board of Directors believes that it is prudent to seek stockholder approval for the Reverse Stock Split.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the Compliance Date, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to transfer its listing to The Nasdaq Capital Market and meet the continued listing requirement for the market value of publicly held shares and all other applicable initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice to Nasdaq of its intention to cure the deficiency during the additional 180-day compliance period. As part of its review process, the Staff will make a determination of whether it believes the Company will be able to cure this deficiency.

If it appears to the Staff that the Company will not be able to cure the deficiency during the additional 180-day compliance period, then the Staff will provide written notice to the Company that the Common Stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearing Panel. There can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to a Hearing Panel, such appeal would be successful.

The Board of Directors has considered the potential harm to us and our stockholders if Nasdaq delists our Common Stock from Nasdaq. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

To potentially improve the marketability and liquidity of our Common Stock. Our Board of Directors believes that the increased market price of our Common Stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our Common Stock and encourage interest and trading in our Common Stock.

•	Stock Price Requirements: Many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our Common Stock as their internal policies might discourage them from following or recommending companies with low stock prices.

•	Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

•	Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

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To increase the number of shares of Common Stock available for issuance. Our Certificate of Incorporation currently authorizes us to issue a maximum of 150,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of July 14, 2023, there were 116,870,324 shares of Common Stock outstanding. In addition, we have reserved 15,404,174 shares of Common Stock for issuance upon conversion of our 3.25% Convertible Senior Notes due 2025 and 7,374,376 shares of Common Stock for issuance pursuant to outstanding stock options and restricted stock units. As a result, the Company has only 7,161,901 shares of Common Stock remaining for all other purposes, including capital raising, and future awards of stock options, restricted stock units and purchased under our Employee Stock Purchase Plan.

Because the Reverse Stock Split would not alter the number of authorized shares of Common Stock, the Reverse Stock Split would effectively increase the number of shares available for future issuance.

Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement

In determining which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 5, our Board of Directors may consider, among other things, various factors, such as:

•	The historical trading price and trading volume of our Common Stock;

•	The then-prevailing trading price and trading volume of our Common Stock tock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short- and long-term;

•	Our ability to maintain our listing on The Nasdaq Global Select Market;

•	Which Reverse Stock Split ratio would result in the least administrative cost to us;

•	Prevailing general market and economic conditions; and

•	Whether and when our Board of Directors desires to have the additional authorized but unissued shares of Common Stock that will result from the implementation of a Reverse Stock Split available to provide the flexibility to use our Common Stock for business and/or financial purposes, as well as to accommodate the shares of our Common Stock to be authorized and reserved for future equity awards.

Effects of Reverse Stock Split

After the effective date of the Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock. However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below.

Voting rights and other rights and preferences of the holders of our Common Stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

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The principal effects of a Reverse Stock Split will be that:

•	Depending on the Reverse Stock Split ratio selected by the Board of Directors, each five to ten shares of our Common Stock owned by a stockholder will be combined into one new share of our Common Stock;

•	No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split; instead, holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

•	The total number of authorized shares of our Common Stock will remain at 150,000,000;

•	The total number of authorized shares of our preferred stock will remain at 5,000,000;

•	The Company’s outstanding shares of Series E Preferred Stock are not convertible into Common Stock. Accordingly, the Reverse Stock Split will have no effect on the number of shares of authorized or outstanding Series E Preferred Stock.

•	Based upon the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options and restricted stock units (collectively, “Equity Awards”), which will result in a proportional decrease in the number of shares of Common Stock reserved for issuance upon exercise or vesting of such Equity Awards, and, in the case of stock options, a proportional increase in the exercise price of all such stock options;

•	Based upon the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share conversion price of the Company’s outstanding 3.25% Senior Convertible Notes due 2025 (the “Convertible Notes”) and/or the number of Common Stock issuable upon the conversion of then outstanding Convertible Notes, which will result in a proportional decrease in the number of shares of Common Stock reserved for issuance upon conversion of such Convertible Notes and a proportional increase in the conversion price of all such Convertible Notes; and

•	The number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board of Directors.

The following table shows number of outstanding shares of Common Stock and the number of shares reserved for issuance upon the exercise or vesting of Equity Awards and the Convertible Notes, based upon potential Reverse Stock Split ratios to be selected by the Board of Directors, and the number of shares of common stock currently authorized (and assuming the proposed amendment in Proposal 6 to increase the number of authorized shares of Common Stock to 300 million shares is not implemented).

	Current as of June 30, 2023	After 1:5 Reverse Stock Split	After 1:10 Reverse Stock Split
Shares Authorized	150,000,000	150,000,000	150,000,000
Shares Outstanding	116,870,194	23,374,038	11,687,019
Reserved for Convertible Notes	15,404,174	3,080,834	1,540,417
Reserved for Stock Options Outstanding	7,423,488	1,474,875	737,437
Reserved for RSUs Outstanding	3,226,564	637,871	318,935
Remaining Shares Available	7,161,901	121,432,380	135,716,190

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If both the Reverse Stock Split and the proposed amendment to increase in authorized shares of Common Stock in Proposal 6 are implemented, the shares of Common Stock remaining available would be higher than those reflected in the above table by 150 million shares.

After the effective date of the Reverse Stock Split, our Common Stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be listed on The Nasdaq Global Select Market under the symbol “INSG” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Date

The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board of Directors and set forth in the Certificate of Amendment, which date we refer to in this Proposal 5 as the Reverse Split Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern time, on the Reverse Split Effective Date, shares of Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our Common Stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Proposal 5.

Cash Payment In Lieu of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the Common Stock on The Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the Reverse Split Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of June 30, 2023, there were 22 stockholders of record of our Common Stock. Upon stockholder approval of this Proposal 5, and upon effectiveness of the Certificate of Amendment effecting the Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of Common Stock that will be combined into one share of Common Stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held fewer than 10 shares of Common Stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1-for-10, then such stockholder would cease to be a stockholder of the Company following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. Based on our stockholders of record as of June 30, 2023, and assuming a Reverse Stock Split ratio of 1-for-10, we expect that cashing out fractional stockholders would reduce the number of stockholders of record by 6 holders. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

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Record and Beneficial Stockholders

If this Proposal 5 is approved by our stockholders, and upon effectiveness of the Certificate of Amendment effecting the Reverse Stock Split, stockholders of record holding all of their shares of our Common Stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our Common Stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal 5 is approved by our stockholders and, upon effectiveness of the Certificate of Amendment effecting the Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from the Company or its exchange agent, as soon as practicable after the Reverse Split Effective Date. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued. The Post-Reverse Stock Split shares will be issued in book entry form. Post-Reverse Stock Split book entry shares will only be issued to a stockholder once such stockholder has surrendered such stockholder’s outstanding certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our Common Stock would remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, on the Reverse Stock Split Effective Date, the stated capital on our balance sheet attributable to the Common Stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of Common Stock would be increased because there would be fewer shares of Common Stock outstanding. Additionally, as of the Reverse Stock Split Effective Date, stock options will adjust and proportionately decrease the number of shares of Common Stock subject to, and adjust and proportionately increase the exercise price of, all stock options to acquire Common Stock. The Reverse Stock Split would be reflected retroactively in certain of our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Potential Anti-Takeover Effect

Even though the proposed Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to the Board and our stockholders.

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No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed amendment to our Certificate of Incorporation to effect a Reverse Stock Split.

Material U.S. Federal Income Tax Considerations of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below) of our Common Stock, but does not purport to be a complete analysis of all potential tax consequences. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder of our Common Stock. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion is limited to U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a U.S. Holder’s particular circumstances, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	persons holding Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	persons for whom Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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•	tax-exempt organizations or governmental organizations;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons deemed to sell Common Stock under the constructive sale provisions of the Code;

•	persons who hold or received Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. Holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received pursuant to the Reverse Stock Split. Holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

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A U.S. Holder that receives cash In lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of Common Stock surrendered that is allocated to such fractional share of our Common Stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for Common Stock surrendered exceeded one year at the effective time of the Reverse Stock Split.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives cash in lieu of fractional shares of Common Stock in the Reverse Stock Split. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•	the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Possible Effects of Disapproval of this Proposal

If this Proposal 5 is not approved by our stockholders, it may be difficult to for us to maintain compliance with the Bid Price Rule and to maintain our listing on The Nasdaq Capital Market which would have a material adverse effect on our ability to raise additional funds. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If we were unsuccessful in raising additional capital, we would be required to curtail our plans to expand our manufacturing and sales capabilities and instead reduce operating expenses, dispose of assets, as well as seek extended terms on our obligations, the effect of which would adversely impact future operating results.

Reservation of Right to Abandon Reverse Stock Split

The Board of Directors reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the Annual Meeting.

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Recommendation and Vote Required

Assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares of our outstanding common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting, is required to approve the amendment of the Certificate of Incorporation. Because abstentions are counted as present for purposes of the vote on this matter but are not votes FOR this proposal, they have the same effect as votes AGAINST this proposal. Broker non-votes will not have any effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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PROPOSAL 6: AUTHORIZE THE BOARD TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 SHARES TO 300,000,000 SHARES

Overview

As of July 14, 2023, there were 116,870,324 shares of Common Stock outstanding. In addition, we have reserved 15,404,174 shares of Common Stock for issuance upon conversion of our 3.25% Convertible Senior Notes due 2025 and 7,374,376 shares of Common Stock for issuance pursuant to outstanding stock options and restricted stock units. As a result, the Company has only 7,161,901 shares of Common Stock remaining for all other purposes, including capital raising, and future awards of stock options, restricted stock units and purchased under our Employee Stock Purchase Plan, which we believe is inadequate to provide us with the flexibility necessary to respond to future needs and opportunities.

As described above in Proposal 5, if approved and implemented, the Reverse Stock Split will effectively increase the number of shares of Common Stock available for future issuance. However, if the Reverse Stock Split is not implemented, (or if the Reverse Stock Split is implemented at a low ratio), the number of shares of Common Stock may continue to be inadequate.

Accordingly, the board of directors has unanimously approved, subject to stockholder approval, an amendment to Article 4 of our Amended and restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 150,000,000 shares to 300,000,000 shares. If this amendment is approved by our stockholders, Article Four of our Certificate of Incorporation will be amended and restated in its entirety as follows:

“(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares which the Corporation is authorized to issue is Three Hundred Two Million (302,000,000) shares each with a par value of $0.001 per share. Three Hundred Million (300,000,000) shares shall be Common Stock and Two Million (2,000,000) shares shall be Preferred Stock.”

The remaining provisions of our Certificate of Incorporation would remain unchanged. The board of directors has determined that this amendment is in the best interest of the Company and its stockholders and recommends that the stockholders approve this amendment.

If the amendment is approved and filed, then the number of authorized shares of common stock would be increased to 300,000,000. The board of directors believes that the proposed increase in the number of authorized shares of common stock will benefit us by improving our flexibility in responding to future business needs and opportunities. The additional authorized shares will be available for issuance from time to time to enable us to respond to future business opportunities requiring the issuance of shares, including stock splits or dividends, the consummation of common stock-based financings, acquisition or strategic joint venture transactions involving the issuance of common stock, issuances of common stock under equity compensation plans and employee stock purchase plans, and issuances of common stock for other general corporate purposes that the board of directors may deem advisable.

The board of directors is seeking approval for the amendment at this time because opportunities requiring prompt action may arise in the future, and the board of directors believes the delay and expense in seeking approval for additional authorized common stock at a special meeting of stockholders could deprive us and our stockholders of the ability to take advantage of potential opportunities. The terms upon which any such shares of common stock may be issued would be determined by the board of directors.

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The proposed increase in the number of authorized shares of common stock is not intended to impede a change of control of the Company, and we are not aware of any current efforts to acquire control of the Company or otherwise accumulate shares of our common stock. It is possible, however, that the additional shares contemplated by the amendment could be issued in connection with defending the Company against a hostile takeover bid to dilute the equity ownership of a person or entity seeking to obtain control of the Company, or in a private placement with purchasers who might side with the board of directors if it chose to oppose a specific change of control. These additional shares also could be issued in order to deter an attempt to replace the board of directors by diluting the percentage of shares held by persons seeking to control us by obtaining seats on the board of directors. Accordingly, the amendment could have the effect of discouraging efforts to gain control of the Company in a matter not approved by the board of directors. The actual issuance of additional shares of our common stock in the future could have a dilutive effect on earnings per share and on the equity and voting rights of the present holders of our common stock. We currently have no formal plans, understandings, contracts, agreements or arrangements with respect to the issuance of additional shares of common stock not previously authorized for issuance by the board of directors.

If the amendment is approved by our stockholders, it will become effective upon the filing of articles of amendment with the Secretary of State of the State of Delaware.

Our stockholders have no preemptive rights to acquire additional shares of common stock, which means that current stockholders do not have a right to purchase any new issuance of shares of common stock in order to maintain their proportionate ownership interests in the Company. Since our stockholders have no preemptive rights, we could implement the amendment at any time following stockholder approval without further authorization from the stockholders of the Company, except to the extent otherwise required by law or regulation or Nasdaq rules and listing standards. The additional shares for which authorization is sought would be identical to the shares of our common stock now authorized.

Reservation of Right to Abandon Amendment to Increase Authorized Shares of Common Stock

The Board of Directors reserves the right to abandon the amendment of the Certificate of Incorporation to increase the number of authorized shares of our common stock from 150,000,000 shares to 300,000,000 shares without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment, even if the authority to amend the Certificate of Incorporation to increase the number of authorized shares of our common stock from 150,000,000 shares to 300,000,000 shares has been approved by our stockholders at the Annual Meeting. For example, if the Reverse Stock Split is implemented, the Board may choose to abandon the amendment of the Certificate of Incorporation to increase the number of authorized shares of our Common Stock, since the Reverse Stock Split would effectively increase the number of authorized shares available for future issuance.

Recommendation and Vote Required

Assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares of our outstanding common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting, is required to approve the amendment of the Certificate of Incorporation to increase the number of authorized shares of our common stock from 150,000,000 shares to 300,000,000 shares. Because abstentions are counted as present for purposes of the vote on this matter but are not votes FOR this proposal, they have the same effect as votes AGAINST this proposal. Broker non-votes will not have any effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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PROPOSAL 7: APPROVE AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF ANY OF PROPOSALS 1 TO 6

Overview

As described above, our Board has recommended the election of two directors to serve as members of the Board (Proposal 1), the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2), the approval of the Compensation of our Named Executive Officers (Proposal 3), the approval of one year as the frequency of the advisory vote on executive compensation (Proposal 4), the authorization of the Company’s Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of all of the Company’s outstanding shares of common stock, par value $0.0001 per share, by a ratio in the range of one-for-five to one-for-ten (Proposal 5), and the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 300,000,000 shares; and (Proposal 6).

In furtherance of these recommendations, we are asking our stockholders to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of Proposals 1 to 6.

Recommendation and Vote Required

Proposal 7, to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the Proposals, will require the affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting with respect to such matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s implementation of the Company’s financial reporting process. The Audit Committee Charter can be viewed on the Company’s website at investor.inseego.com under “Corporate Governance” and is available in print upon request. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 with the Company’s management and its independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee met with the independent registered public accounting firm and discussed the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company and its management; received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and considered whether the provision of non-audit services was compatible with maintaining the accounting firm’s independence.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

AUDIT COMMITTEE

Jeffrey Tuder, Chair

James B. Avery

Christopher Harland

The foregoing Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference.

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STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in 2024 Proxy Statement. In order to be included in our proxy materials for our 2024 annual meeting of stockholders, a stockholder proposal or information about a proposed director candidate must be timely received in writing by the Company at Inseego Corp., Attention: Secretary, 9710 Scranton Road, Suite 200, San Diego, California 92121, by April 6, 2024, and otherwise comply with all requirements of the SEC, the General Corporation Law of Delaware and the Bylaws.

Stockholder Proposals to be presented at the 2024 Annual Meeting of Stockholders. If you do not wish to submit a proposal or information about a proposed director candidate for inclusion in next year’s proxy materials, but instead wish to present it directly at the 2024 annual meeting of stockholders, you must give timely written notice of the proposal to our Secretary. To be timely, the notice must be received no earlier than May 9, 2024 and no later than the close of business on June 8, 2024. The notice must describe the stockholder proposal in reasonable detail and provide certain other information required by our Bylaws, a copy of which is available upon request from our Secretary at the above address.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and anyone holding 10% or more of a registered class of our equity securities to file reports with the SEC showing their holdings of, and transactions in, these securities. Based solely on a review of copies of such reports we received, we believe that during 2022 all its reporting persons filed such reports on a timely basis.

ANNUAL REPORT ON FORM 10-K

The Company will furnish without charge, to each person whose proxy is solicited upon the written request of such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, including the financial statements and financial statement schedules. In addition, upon request, the exhibits to that document will be furnished subject to payment of a specified fee. Requests for copies of these documents should be directed to: Inseego Corp., 9710 Scranton Road, Suite 200, San Diego, California 92121, Attention: Corporate Secretary.

MISCELLANEOUS AND OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES ONLINE, BY TELEPHONE OR, IF YOU REQUESTED PRINTED COPIES OF THESE MATERIALS, BY SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

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inseego VOTE

ENDORSEMENT_LINE______________ SACKPACK______________

000001

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
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C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Online**
Go to **www.investorvote.com/INSG** or scan the QR code – login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## 2023 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals – The Board of Directors recommends a vote FOR the nominees listed, FOR Proposals 2, 3, 5, 6 and 7, and 1 YEAR for Proposal 4.**

| | For | Withhold |
|---|---|---|
| 01 - James B. Avery | ☐ | ☐ |
| 02 - Jeffrey Tuder | ☐ | ☐ |

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 4. Hold an advisory vote on the frequency of the advisory vote on executive compensation. | ☐ | ☐ | ☐ | ☐ |

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03UZUC